UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pu
rsua
nt to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

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stran
t
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trant  ☐
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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12
ChargePoint Holdings, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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240 East Hacienda Avenue

Campbell, CA 95008

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 10:00 a.m. Pacific Time on Tuesday, July 18, 2023

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of ChargePoint Holdings, Inc., a Delaware corporation (the “Company”), which will be held on Tuesday, July 18, 2023 at 10:00 a.m. Pacific Time. The Annual Meeting will be a virtual meeting of stockholders, which will be conducted via a live audio webcast. You will be able to attend the Annual Meeting, submit your questions and vote online during the meeting by visiting www.virtualshareholdermeeting.com/CHPT2023. We believe a virtual meeting provides expanded access, improves communication, enables increased stockholder attendance and participation and provides cost savings for our stockholders and the Company.

The Annual Meeting is being held for the following purposes:

1.	To elect the four Class III directors named in this proxy to the Board of Directors (the “Board”), each to hold office until the 2026 Annual Meeting of Stockholders;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for its fiscal year ending January 31, 2024;

3.	To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in the Proxy Statement;

4.

To approve an amendment and restatement of our Second Amended and Restated Certificate of Incorporation to provide for the exculpation of certain officers of the Company as permitted by Delaware law (the “Exculpation Proposal”); and

5.	To transact such other business as may properly come before the Annual Meeting or any continuation or adjournment thereof.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is May 22, 2023. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

On or about May 25, 2023, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended January 31, 2023 (“2023 Annual Report”). The Notice provides instructions on how to vote via the Internet or by telephone and includes instructions on how to receive a paper copy of our proxy materials by mail. The accompanying Proxy Statement and our 2023 Annual Report can be accessed directly at the following Internet address: http://www.proxyvote.com. All you have to do is enter the control number located on your proxy card.

In the event of a technical malfunction or other situation that the meeting chair determines may affect the ability of the Annual Meeting to satisfy the requirements for a meeting of stockholders to be held by means of remote communication under the Delaware General Corporation Law, or that otherwise makes it advisable to adjourn the Annual Meeting, the meeting chair or secretary of the Annual Meeting will convene the meeting at 4:00 p.m. Pacific Time on the date specified above and at the Company’s address specified above solely for the purpose of adjourning the meeting to reconvene at a date, time and physical or virtual location announced by the meeting chair. Under either of the foregoing circumstances, we will post information regarding the announcement on the Investors page of the Company’s website at www.chargepoint.com.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to Be Held on Tuesday, July 18, 2023 at 10:00 a.m. Pacific Time online at www.virtualshareholdermeeting.com/CHPT2023.

The Proxy Statement and 2023 Annual Report are available at www.ProxyVote.com.

The Board recommends that you vote “FOR” the election of all nominees for director in Proposal No. 1, “FOR” Proposal No. 2, “FOR” Proposal No. 3, and “FOR” Proposal No. 4.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting, we urge you to submit your vote via the Internet, telephone or mail as soon as possible to ensure your shares are represented.

We appreciate your continued support of ChargePoint Holdings, Inc. and look forward to receiving your proxy.

By Order of the Board

/s/ Pasquale Romano

Pasquale Romano President and Chief Executive Officer

Campbell, California

May 25, 2023

You are cordially invited to attend the Annual Meeting, which will be held virtually via the Internet. Whether or not you expect to attend the Annual Meeting, please vote as promptly as possible in order to ensure your representation at the meeting. You may vote your shares by telephone or over the Internet as instructed in these materials. If you received a proxy card or voting instruction card by mail, you may submit your proxy card or voting instruction card by completing, signing, dating and mailing your proxy card or voting instruction card in the envelope provided. Even if you have voted by proxy, you may still attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING	1

PROPOSAL NO. 1 ELECTION OF DIRECTORS	8

BOARD AND CORPORATE GOVERNANCE	11

Continuing Directors	11
Class I Directors Continuing in Office Until the 2024 Annual Meeting	11
Class II Directors Continuing in Office Until the 2025 Annual Meeting	12
Independence of the Board of Directors	12
Family Relationships	13
Board Leadership Structure	13
Role of the Board in Risk Oversight	13
Meetings of the Board	13
Information Regarding Committees of the Board	13
Considerations in Evaluating Director Nominees	17
Stockholder Recommendations for Nominations to the Board	17
Communicating with the Board	18
Compensation and Organizational Development Committee Interlocks and Insider Participation	18
Environmental, Social, and Governance Initiatives	18
Code of Conduct	19
Corporate Governance Guidelines	19
Transactions in the Company’s Securities	20
Fiscal Year 2023 Director Compensation	20

PROPOSAL NO. 2 RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	23

Change in Independent Registered Accounting Firm	23
Pre-Approval Policies And Procedures	24

PROPOSAL NO. 3 ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	25

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS	26

PROPOSAL NO. 4 AMENDMENT AND RESTATEMENT OF THE COMPANY’S SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO PROVIDE FOR THE EXCULPATION OF OFFICERS AS PERMITTED BY DELAWARE LAW	27

EXECUTIVE OFFICERS	29

EXECUTIVE COMPENSATION	31

EQUITY COMPENSATION PLAN INFORMATION	56

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	57

TRANSACTIONS WITH RELATED PERSONS AND INDEMNIFICATION	60

Policies and Procedures for Related Party Transactions	60

HOUSEHOLDING OF PROXY MATERIALS	62

OTHER MATTERS	63

APPENDIX A	64

240 East Hacienda Avenue

Campbell, CA 95008

PROXY STATEMENT

FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 10:00 a.m. Pacific Time on Tuesday, July 18, 2023

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

We are providing you with these proxy materials because the Board of Directors of ChargePoint Holdings, Inc. (the “Board”) is soliciting your proxy to vote at ChargePoint’s 2023 Annual Meeting of Stockholders (the “Annual Meeting”), including at any adjournments or postponements thereof, to be held via a live audio webcast on Tuesday, July 18, 2023 at 10:00 a.m. Pacific Time. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/CHPT2023 where you will be able to listen to the meeting live, submit questions and vote online.

You are invited to attend the Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply follow the instructions below to submit your proxy.

The proxy materials, including this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended January 31, 2023 (“2023 Annual Report”), are being distributed and made available on or about May 25, 2023. As used in this Proxy Statement, references to “we,” “us,” “our,” “ChargePoint” and the “Company” refer to ChargePoint Holdings, Inc. and its subsidiaries. ChargePoint was a special purpose acquisition company called Switchback Energy Acquisition Corporation (“Switchback”) prior to the closing of the Business Combination on February 26, 2021. As used in this Proxy Statement, the term “Business Combination” represents the transactions contemplated by an agreement and plan of reorganization whereby the entities that previously comprised the business of ChargePoint, Inc. (“Legacy ChargePoint”) merged with and into a subsidiary of the Company. For further information on the Business Combination, please refer to our Current Report on Form 8-K as filed with the Securities and Exchange Commission (the “SEC”) on March 1, 2021. Our SEC filings are available to the public on a website maintained by the SEC located at www.sec.gov. We also maintain a website at https://investors.chargepoint.com/financials/sec-filings/default.aspx with our prior SEC filings.

Why are you holding a virtual meeting and how can stockholders attend?

We have adopted a virtual meeting format for our Annual Meeting. We believe a virtual meeting format will provide a consistent experience to all stockholders regardless of geographic location and enhance stockholder access and engagement. To participate in our virtual Annual Meeting, including to vote, ask questions and to view the list of registered stockholders as of the record date during the meeting, visit www.virtualshareholdermeeting.com/CHPT2023 with your 16-digit control number included in the Notice, on your proxy card, or in the instructions that accompanied your proxy materials. If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, follow the instructions from your broker or bank.

What can I do if I need technical assistance during the Annual Meeting?

If you encounter any difficulties accessing the Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting log-in page.

Why did I receive a notice regarding the availability of proxy materials on the internet?

Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

On or about May 25, 2023, the proxy materials are being distributed to all stockholders of record entitled to vote at the Annual Meeting.

What proxy materials are available on the internet?

The 2023 Proxy Statement and 2023 Annual Report are available at www.ProxyVote.com.

Who can vote at the Annual Meeting?

If you are a stockholder of record as of the record date, you may vote your shares at the Annual Meeting by following the instructions provided on the Notice to log in to www.virtualshareholdermeeting.com/CHPT2023. You will be asked to provide the control number from your Notice.

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you must obtain a valid proxy from your broker, bank or other agent to vote online during the Annual Meeting. Follow the instructions from your broker or bank included with these proxy materials or contact your broker or bank to request a proxy form.

The webcast of the Annual Meeting will begin promptly at 10:00 a.m. Pacific Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:45 a.m. Pacific Time, and you should allow reasonable time for the check-in procedures.

Vote by Proxy

Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend and vote at the Annual Meeting even if you have already voted by proxy.

If you are a stockholder of record, you may vote by proxy over the telephone, vote by proxy through the Internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time:

•

To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the control number from the Notice. Your vote must be received by 11:59 p.m. Eastern Time on July 17, 2023 to be counted.

•

To vote through the Internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the control number from your Notice. Your vote must be received by 11:59 p.m. Eastern Time on July 17, 2023 to be counted.

•

To vote using the printed proxy card that may be delivered to you, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you instruct. If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice containing voting instructions from that organization rather than from us. Simply follow the voting instructions in the Notice to ensure that your vote is counted.

We are holding the Annual Meeting online and providing internet voting to provide expanded access and to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your voting instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

Stockholder of Record: Shares Registered in Your Name

If on May 22, 2023 your shares were registered directly in your name with ChargePoint’s transfer agent, Continental Stock Transfer & Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on May 22, 2023 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are four matters scheduled for a vote:

•	Election of the four Class III directors named in this proxy and nominated by the Board, each to serve until the 2026 Annual Meeting of Stockholders;

•	Ratification of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for its fiscal year ending January 31, 2024;

•	Advisory approval of the compensation of our named executive officers; and

•

Approval of the amendment and restatement of our Second Amended and Restated Certificate of Incorporation to provide for the exculpation of certain officers of the Company as permitted by Delaware law (the “Exculpation Proposal”).

How does the Board recommend I vote on these proposals?

Our Board recommends a vote:

•	“FOR” the election of Pasquale Romano, Elaine Chao, Bruce Chizen and Michael Linse as Class III directors;

•	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2024;

•	“FOR” the advisory approval of the compensation of our named executive officers; and

•	“FOR” the approval of the Exculpation Proposal.

What if another matter is properly brought before the meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of May 22, 2023. On this record date, there were 353,271,927 shares of our common stock outstanding.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or online at the Annual Meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Nominee

If you are a beneficial owner of shares registered in the name of your broker, bank or other nominee, and you do not provide the broker or other nominee that holds your shares with voting instructions, the broker or other nominee will determine if it has the discretionary authority to vote on the particular matter.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of each of the four Class III director nominees, “For” the ratification of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for its fiscal year ending January 31, 2024, “For” the approval, on an advisory basis, of the compensation of our named executive officers, and “For” the Exculpation Proposal. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies online, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. We have retained Saratoga Proxy Consulting LLC to assist us in soliciting proxies for a fee of approximately $10,000, plus reasonable out-of-pocket expenses incurred in the process of soliciting proxies.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting.

Stockholder of Record: Shares Registered in Your Name

If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or through the internet.

•	You may send a timely written notice that you are revoking your proxy to ChargePoint’s Secretary at 240 East Hacienda Avenue, Campbell, CA 95008.

•	You may attend the Annual Meeting and vote online. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals and director nominations due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by January 26, 2024 to ChargePoint’s Secretary at 240 East Hacienda Avenue, Campbell, CA 95008 and comply with the requirements in the Company’s Amended and Restated Bylaws (the “Bylaws”) and all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). If you wish to submit a proposal for next year’s annual meeting that is not to be included in next year’s proxy materials or nominate a director, you must do so no later than April 19, 2024 and not earlier than March 20, 2024, provided, however, that if our 2024 annual meeting of stockholders is held before June 18, 2024 or after September 16, 2024, then your proposal must be received no earlier than the close of business on the 120th day prior to such meeting and not later than the close of business on the later of the 90th day prior to such meeting or the 10th day following the day on which notice or public announcement of the date of such meeting is first made. You are also advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than May 20, 2024.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for the proposal to elect directors, votes “For,” “Withhold” and broker non-votes; and with respect to Proposals No. 2, 3 and 4, votes “For,” “Against,” abstentions and, if applicable, broker non-votes. A broker non-vote occurs when a nominee, such as a broker or bank, holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary authority to vote with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner. In the event that a broker, bank, custodian, nominee or other record holder of our common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, then those shares will be treated as broker non-votes with respect to that proposal.

•

Proposal No. 1: The election of directors is a matter considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore ChargePoint expects broker non-votes on Proposal No. 1. Thus, if you do not instruct your broker how to vote with respect to Proposal No. 1, your broker may not vote with respect to that proposal.

•

Proposal No. 2: Ratification of the selection of PricewaterhouseCoopers LLP is considered to be a routine matter and, accordingly, if you do not instruct your broker or other nominee on how to vote the shares in your account for Proposal No. 2, brokers will be permitted to exercise their discretionary authority to vote for the ratification of the selection of PricewaterhouseCoopers LLP. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your vote is counted on all of the proposals.

•	Proposal No. 3: The approval, on an advisory basis, of the compensation of our named executive officers is a matter considered non-routine under applicable rules. As described in Proposal 1 above, a broker or other nominee cannot vote without instructions on non-routine matters, and therefore ChargePoint expects broker non-votes on Proposal No. 3. Thus, if you do not instruct your broker how to vote with respect to Proposal No. 3, your broker may not vote with respect to that proposal.

•

Proposal No. 4: The approval of the Exculpation Proposal is a matter considered non-routine under applicable rules. As described in Proposal 1 above, a broker or other nominee cannot vote without instructions on non-routine matters, and therefore ChargePoint expects broker non-votes on Proposal No. 4. Thus, if you do not instruct your broker how to vote with respect to Proposal No. 4, your broker may not vote with respect to that proposal and such broker non-vote will be counted as a vote “against” Proposal No. 4.

Abstentions and broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum for the transaction of business at the Annual Meeting. Broker non-votes will not be counted for purposes of determining the number of shares present online during the meeting or represented by proxy and entitled to vote with respect to Proposals No. 1 or 3. Thus, a broker non-vote will not affect the outcome of the vote on Proposals No. 1 or 3. A broker non-vote will be counted as a vote “against” Proposal 4.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed to be “non-routine,” the broker or nominee cannot vote the shares with respect to such matters. These unvoted shares are considered “broker non-votes” with respect to such matters. In the absence of timely directions, your broker will have discretion to vote your shares on Proposal No. 2, our sole “routine” matter, but brokers and nominees cannot use their discretion to vote “uninstructed” shares with respect to matters that are considered “non-routine”. “Non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as executive compensation (including any advisory stockholder votes to approve executive compensation) and certain corporate governance proposals such as the Exculpation Proposal, even if such proposals are supported by management. Accordingly, your broker or nominee may not vote your shares on Proposals No. 1, 3 or 4 without your instructions, but may vote your shares on Proposal No. 2.

How many votes are needed to approve each proposal?

•

Proposal No. 1: The election of directors requires a plurality vote of the shares of our common stock present virtually or by proxy at the virtual Annual Meeting and entitled to vote thereon to be approved. “Plurality” means that the nominees who receive the largest number of votes cast “for” such nominees are elected as directors. Only votes “For” will affect the outcome.

•

Proposal No. 2: The ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year ending January 31, 2024 requires the affirmative vote of a majority of the votes cast by the holders of shares of our common stock present virtually or by proxy at the virtual Annual Meeting and voting affirmatively or negatively on such matter to be approved. You may vote “for,” “against,” or “abstain” with respect to this proposal. Broker non-votes and abstentions will have no effect on the outcome of this proposal.

•

Proposal No. 3: The approval, on an advisory basis, of the compensation of our named executive officers requires the affirmative vote of a majority of votes cast by the holders of shares of our common stock present virtually or by proxy at the virtual Annual Meeting and voting affirmatively or negatively on such matter to be approved. You may vote “for,” “against,” or “abstain” with respect to this proposal. Broker non-votes and abstentions will have no effect on the outcome of this proposal.

•

Proposal No. 4: The Exculpation Proposal requires the affirmative vote of 66 2/3% in voting power of the outstanding shares of stock entitled to vote thereon, voting together as a single class, to be approved. You may vote “for,” “against,” or “abstain” with respect to this proposal. Broker non-votes and abstentions will be counted as votes against the Exculpation Proposal.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present online at the meeting, by remote communication, if applicable, or represented by proxy. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote online at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the meeting’s chairperson or holders of a majority of shares represented at the meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a Current Report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the meeting, we intend to file a Current Report on Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Current Report on Form 8-K to publish the final results.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

ChargePoint Holdings, Inc.’s Board of Directors (the “Board”) is divided into three classes, designated Class I, Class II and Class III. Each class consists, as nearly as may be possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board may be filled solely by the affirmative vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy or newly created directorship shall hold office until the next election of the class to which such director shall have been appointed or assigned, and until his or her successor is duly elected and qualified, subject to his or her earlier death, disqualification, resignation or removal.

The Board presently has eleven members. There are four directors in the class whose term of office expires in 2023, Pasquale Romano, Elaine Chao, Bruce Chizen and Michael Linse. The Board has proposed that each of Pasquale Romano, Elaine Chao, Bruce Chizen and Michael Linse be elected as a Class III director at the Annual Meeting.

The nominees listed below are currently directors of the Company and were each recommended for election by the Nominating and Corporate Governance Committee of the Board. Mr. Romano is currently the Chief Executive Officer of the Company and was appointed to the Board of Directors of Legacy ChargePoint (the “Legacy ChargePoint Board”) in February 2011, Ms. Chao was appointed to the ChargePoint Board in November 2021, Mr. Chizen is currently the Chairman of the Board and was appointed to the Legacy ChargePoint Board in December 2014 and Mr. Linse was appointed to the Legacy ChargePoint Board in April 2012. If elected at the Annual Meeting, the nominees would serve until the 2026 annual meeting and until the election and qualification of her or his successor or, if sooner, her or his death, disqualification, resignation or removal. The Company encourages but does not require its directors to attend its annual meetings. Nine of our eleven directors attended our annual meeting of stockholders in 2022.

Vote Required

Directors are elected by a plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Proxies cannot be voted for more than one person. Each nominee nominated by the Board to serve as Class III director must receive the most “For” votes (among votes properly cast online during the meeting or by proxy) of nominees for the vacancies in such director class in order to be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, “For” the election of the nominees named below. Only votes “For” will affect the outcome.

The brief biographies below include information, as of the date of this Proxy Statement, regarding the specific and particular experience, qualifications, attributes or skills of each of our Class I, Class II and Class III directors.

	Class	Age	Position	Director Since**	Current Term Expires	Expiration of Term for which Nominated
Class III Nominees
Pasquale Romano	III	57	President and Chief Executive Officer, Director	2011	2023	2026
Elaine L. Chao	III	70	Director	2021	2023	2026
Bruce Chizen(1)(3)	III	67	Chairman of the Board	2014	2023	2026
Michael Linse(3*)	III	48	Director	2012	2023	2026
Class I and Class II Continuing Directors
Roxanne Bowman(1)	I	56	Director	2019	2024	—
Axel Harries	I	58	Director	2016	2024	—
Mark Leschly(1*)(3)	I	54	Director	2009	2024	—
Ekta Singh-Bushell(2)	I	51	Director	2022	2024	—
Jeffrey Harris(2*)	II	67	Director	2018	2025	—
Susan Heystee(2)	II	61	Director	2021	2025	—
G. Richard Wagoner, Jr.(2)	II	70	Director	2017	2025	—

*	Signifies Chair of the Committee
**	Based on service on the boards of ChargePoint and Legacy ChargePoint
(1)	Member of the Nominating and Corporate Governance Committee
(2)	Member of the Audit Committee
(3)	Member of the Compensation and Organizational Development Committee

CLASS III NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2026 ANNUAL MEETING

Pasquale Romano has served as President and Chief Executive Officer and a member of the Board for ChargePoint since February 26, 2021 and has held the same positions at Legacy ChargePoint since February 2011. Prior to ChargePoint, Mr. Romano co-founded 2Wire, Inc., a provider of broadband service delivery platforms, where he served as its President and Chief Executive Officer from October 2006 until July 2010 when 2Wire, Inc. was acquired by Pace plc. In 1989, he co-founded Fluent, Inc., a digital video networking company and served as its Chief Architect until the company was sold to Novell Corporation in 1993. In August 2022, Mr. Romano was appointed to President Biden’s National Infrastructure Advisory Council which advises the White House on how to reduce physical and cybersecurity risks and improve the security and resilience of the nation’s critical infrastructure sectors. Mr. Romano holds an A.B. in Computer Science from Harvard University and an M.S. from Massachusetts Institute of Technology. We believe Mr. Romano is qualified to serve as a member of our Board due to his extensive executive management, public policy, and technology industry leadership experience.

Elaine L. Chao has served as a member of the ChargePoint Board since November 30, 2021. Ms. Chao served as the U.S. Secretary of Transportation from January 2017 to January 2021 and the U.S. Secretary of Labor from January 2001 to January 2009. Ms. Chao has served as a director for numerous public companies and currently serves as a director for Embark Technology, Inc., since March 2021, and for The Kroger Co., since August 2021. Ms. Chao served as a director for Hyliion Holdings Corp from August 2021 to March 2023. Ms. Chao holds a bachelor’s degree in economics from Mount Holyoke College and a Master in Business Administration from the Harvard Business School. We believe that Ms. Chao is qualified to serve as a director of the Company due to her experiences in the public, private and nonprofit sectors, extensive public policy experience and her extensive public company services.

Bruce Chizen has served as a member of ChargePoint’s Board since February 26, 2021 and previously served as a director of Legacy ChargePoint since December 2014. Mr. Chizen is currently an independent consultant and has served as Senior Adviser to Permira Advisers LLP, a private equity fund, since July 2008, and as a Venture Partner at Voyager Capital, a venture capital firm, since August 2009. He has also served as an Operating Partner for Permira Growth Opportunities, a private equity fund since June 2018. From 1994 until 2008, Mr. Chizen served in a number of positions at Adobe Systems Incorporated, a provider of design, imaging and publishing software, including as its Chief Executive Officer from 2000 until 2007, President from 2000 until 2005, acting Chief Financial Officer from 2006 until 2007 and Strategic Advisor from 2007 until 2008. Mr. Chizen currently serves as a director of Synopsys, Inc. since April 2001, Oracle Corporation since July 2008, and Informatica Inc. since August 2015. Mr. Chizen holds a bachelor’s degree from Brooklyn College, City University of New York. We believe Mr. Chizen is qualified to serve as a member of our Board based on his extensive executive leadership experience in digital media and software.

Michael Linse has served as a member of ChargePoint’s Board since February 26, 2021 and previously served as a director of Legacy ChargePoint since April 2012. Mr. Linse has served as the Founder and Managing Director of Linse Capital LLC since October 2015, a growth equity firm investing in late-stage technology companies, and Levitate Capital, a venture capital firm, since March 2017. Prior to founding Linse Capital, Mr. Linse served as a partner at Kleiner Perkins Caufield & Byers (“KPCB”) from 2008 until March 2016. Prior to joining KPCB, Mr. Linse worked at Goldman Sachs for over a decade, most recently as Managing Director of the alternative energy investing team. Mr. Linse currently serves as a director of Valens Semiconductor Ltd. Mr. Linse holds a B.A. in Economics from Harvard University and an M.B.A. from Harvard Business School. We believe Mr. Linse is qualified to serve as a member of our Board based on his extensive experience in corporate finance and investing in alternative energy space.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE NAMED NOMINEES IN CLASS III

BOARD AND CORPORATE GOVERNANCE

Continuing Directors

In addition to the director nominees, ChargePoint has seven other directors who will continue in office after the Annual Meeting with terms expiring in 2024 and 2025. The following includes a brief biography of each director composing the remainder of the Board with terms expiring as shown, with each biography including information regarding the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and the Board to determine that the applicable director should serve as a member of our Board.

Class I Directors Continuing in Office Until the 2024 Annual Meeting

Roxanne Bowman has served as a member of ChargePoint’s Board since February 26, 2021 and previously served as a director of Legacy ChargePoint since August 2019. Ms. Bowman has served as Operating Executive at NMS Capital, a private investment firm, since March 2019. From September 2013 to November 2018, Ms. Bowman served as Chief Executive Officer of PowerTeam Services, LLC, a gas and electric utility service provider. Ms. Bowman holds a B.S. in Electrical Engineering from Clemson University and an M.B.A. from the Pamplin College of Business at Virginia Polytechnic Institute and State University. We believe Ms. Bowman is qualified to serve as a member of our Board based on her wide-ranging experience in management, sales, marketing and strategic planning within the utilities industry.

Axel Harries has served as a member of ChargePoint’s Board since February 26, 2021 and previously served as a director of Legacy ChargePoint since October 2016. Mr. Harries has served as Vice President of Product Management and Sales for Mercedes-Benz AG, an automotive manufacturing and supply company, since June 2017. Prior to this, from June 1993 to June 2017, Mr. Harries held several roles at Daimler AG, including leading the Connected, Autonomous, Shared & Services and Electric Drive unit, which is responsible for all-electric vehicle architecture from July 2016 to June 2017 and Quality Management of Mercedes-Benz Cars from July 2014 until July 2016 and Head of the G-Wagon Business Unit at Mercedes-Benz Cars from July 2008 until June 2014. Mr. Harries studied product engineering with finance and management accounting at Furtwangen University, Germany. We believe Mr. Harries is qualified to serve as a member of our Board based on his extensive management experience in the automotive industry and knowledge of Europe’s auto charging market.

Mark Leschly has served as a member of ChargePoint’s Board since February 26, 2021 and previously served as a director of Legacy ChargePoint since December 2009. Since July 1999, Mr. Leschly has served as a managing partner of Rho Capital Partners, Inc., an investment and venture capital management company. Since 2017, Mr. Leschly has been the chairman and chief executive officer of Universal Tennis, LLC, which is the developer of a software platform for tennis analytics and tournament management. Since 2014, Mr. Leschly has also been the owner and managing member of Iconica LLC, which primarily focuses on investments at the intersection of sports, media and technology. Mr. Leschly served as a director of NGM Biopharmaceuticals, Inc. from January 2008 to May 2022. Mr. Leschly holds an M.B.A. from Stanford Graduate School of Business and a B.A. from Harvard University. We believe Mr. Leschly is qualified to serve as a member of our Board based on his extensive experience in corporate finance and investing in energy companies.

Ekta Singh-Bushell has served as a member of ChargePoint’s Board since April 5, 2022. From May 2016 to June 2017, Ms. Singh-Bushell served as deputy to the first vice president, chief operating officer executive office, at the Federal Reserve Bank of New York. Prior to 2016, Ms. Singh-Bushell worked at Ernst & Young, serving in various roles including global IT Effectiveness leader, U.S. innovation & digital strategy leader, and chief information security officer. Ms. Singh-Bushell has served as a director for numerous public companies including, TTEC Holdings, Inc., since May 2017, Lesaka Technologies Inc., since October 2018, Huron Consulting Group, since May 2019. Ms. Singh-Bushell previously served as director of Designer Brands, Inc. from September 2018 until May 2022. Ms. Singh-Bushell received her Master of Science in Electrical

Engineering & Computer Science from the University of California, Berkeley and her undergraduate degree in engineering from the University of Poona, India. We believe that Ms. Singh-Bushell is qualified to serve as a director due to her operational experiences with finance, audit, technology and cybersecurity matters and her prior public company services.

Class II Directors Continuing in Office Until the 2025 Annual Meeting

Jeffrey Harris has served as a member of ChargePoint’s Board since February 26, 2021 and previously served as a director of Legacy ChargePoint since December 2018. In 2012, Mr. Harris founded Global Reserve Group LLC, a financial advisory and investment firm focused primarily on the energy and technology industries. In addition, he has been a Venture Partner of Quantum Energy Partners, a private equity firm focused on the energy industry, since 2012. Previously, Mr. Harris was a managing director of Warburg Pincus LLC, a private equity firm, from 1983 until 2011. Mr. Harris served as a director of Knoll, Inc., until July 2021 and of InterPrivate II Acquisition Corp., until December 2022. Mr. Harris holds a B.S. in Economics from the Wharton School of the University of Pennsylvania and an M.B.A. from Harvard Business School. We believe Mr. Harris is qualified to serve as a member of our Board based on his extensive financial expertise and knowledge of the energy industry and clean technology.

Susan Heystee has served as a member of ChargePoint’s Board since May 26, 2021. From January 2017 to June 2018, Ms. Heystee was Senior Vice President of Global Automotive Business at Verizon Connect, a fleet management solutions software company. Prior to Verizon Connect, Ms. Heystee served as Executive Vice President of Global Sales and OEM Business at Telogis, Inc. which was acquired by Verizon in July 2016, from February 2010 to December 2016. Ms. Heystee has served as a director of Ouster, Inc., since September 2018. Ms. Heystee holds Bachelor’s degrees in mathematics and business from the University of Waterloo and has completed the Advanced Management Program at Harvard Business School. We believe that Ms. Heystee is qualified to serve as a member of our Board of Directors due to her extensive experience in the technology sector and knowledge of market driven strategies.

G. Richard Wagoner, Jr. has served as a member of ChargePoint’s Board since February 26, 2021 and previously served as a director of Legacy ChargePoint since February 2017. From 1977 to 2009, Mr. Wagoner held numerous senior positions at General Motors Corporation, including Chairman and Chief Executive Officer from 2003 to 2009. Mr. Wagoner currently serves as a director of Invesco Ltd., since October 2013, and Graham Holdings Inc., since June 2010. Mr. Wagoner previously served as a director of Aleris Corporation from August 2010 until April 2020. Mr. Wagoner holds a bachelor’s degree from Duke University and an M.B.A. from Harvard Business School. We believe Mr. Wagoner is qualified to serve as a member of our Board based on his extensive experience in the automobile industry, general management experience and public company board service.

Independence of the Board of Directors

As required under the New York Stock Exchange (“NYSE”) listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the Board. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of NYSE, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, the Board has affirmatively determined that the following ten directors are independent directors within the meaning of the applicable NYSE listing standards: Mses. Bowman, Chao, Heystee and Singh-Bushell, and Messrs. Chizen, Harries, Harris, Leschly, Linse and Wagoner. In making this determination, the Board found that none of these directors or nominees for director had a material or other disqualifying relationship with the Company. Mr. Romano, our President and Chief Executive Officer, is not an independent director by virtue of his current employment with ChargePoint.

Family Relationships

There are no familial relationships among the ChargePoint directors and executive officers.

Board Leadership Structure

Our Corporate Governance Guidelines provide that our Board may separate or combine the roles of Chairman of the Board and Chief Executive Officer when and if it deems it advisable and in the best interests of the Company and its stockholders to do so. Currently, the roles are separated, with Pasquale Romano serving as President and Chief Executive Officer and Bruce Chizen serving as the independent Chairman of the Board. The Chairman of the Board presides over all executive sessions of the Board. The Company believes that the separation of the positions of Chairman and Chief Executive Officer aligns the Chairman role with our independent directors and further enhances the independence of our Board from management.

Role of the Board in Risk Oversight

The Board recognizes the importance of effective risk oversight in running a successful business and in fulfilling its fiduciary responsibilities to ChargePoint and its stockholders. While the executive team is responsible for the day-to-day management of risk, one of the Board’s key functions is informed oversight of the Company’s risk management process and regular review and discussion with members of management regarding potential and identified risks, and responses to significant threats or risk events. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that identify, categorize and address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure over the short-term, intermediate-term and long-term, including a determination of the nature and level of risk appropriate for the Company. Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Such risk oversight also includes reviewing the Company’s cybersecurity and other information technology risks, controls and procedures, including the Company’s plans to mitigate cybersecurity risks and to respond to data breaches.

The Audit Committee also reviews with management when appropriate any significant regulatory and legal developments that may have a material impact on ChargePoint’s financial statements, compliance programs and policies. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation and Organizational Development Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

Meetings of the Board

During our fiscal year ended January 31, 2023, our Board held ten meetings (including regularly scheduled and special meetings), and each director attended at least 75% of the aggregate of (i) the total number of meetings of our Board held during the period for which he or she has been a director and (ii) the total number of meetings held by all committees of our Board on which he or she served during the periods that he or she served.

Information Regarding Committees of the Board

ChargePoint’s Board has established three committees: an Audit Committee; a Compensation and Organizational Development Committee; and a Nominating and Corporate Governance Committee. During the fiscal year ended January 31, 2023, the Audit Committee met six times, the Compensation and Organizational Development Committee met seven times and the Nominating and Corporate Governance Committee met three times.

Below is a description of each committee of the Board. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board has determined that each member of each committee meets the applicable NYSE rules and regulations regarding “independence” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.

Audit Committee

The Audit Committee is comprised of four directors: Mses. Heystee and Singh-Bushell and Messrs. Harris and Wagoner.

The composition of our Audit Committee meets the requirements for independence for audit committee members under the listing standards of the NYSE and the rules and regulations of the SEC. In determining that Mr. Harris is independent, our board of directors considered his role as partner of Quantum Energy Group, which holds approximately 10% of our outstanding voting stock, and the fact that Rule 10A-3 under the Exchange Act provides that an audit committee member may still be considered independent if he or she does not fall within the less-than-10% stock ownership safe harbor provision of this rule. Each member of our Audit Committee also meets the financial literacy requirements of the listing standards of the NYSE. In addition, our Board has determined that Mr. Harris qualifies as an audit committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of the NYSE.

The Audit Committee has direct responsibility for oversight of the following:

•	evaluating the qualifications, independence and performance of the independent registered public accounting firm, including leading the review and selection of the lead audit engagement partner;

•	overseeing and reviewing the integrity of the Company’s accounting and financial reporting process and the audit of the Company’s financial statements;

•	overseeing the Company’s compliance with legal and regulatory requirements;

•	overseeing the design and implementation of our internal audit function and risk assessment and risk management;

•	reviewing the Company’s cybersecurity and other information technology risks, controls and procedures, including the Company’s plans to mitigate cybersecurity risks and to respond to data breaches;

•	reviewing and discussing with management the adequacy and effectiveness of our disclosure controls and procedures;

•

discussing with the Company’s management and independent registered public accounting firm the annual audit plan and scope of audit activities, scope and timing of the annual audit of the Company’s financial statements, and the results of the audit, quarterly reviews of our financial statements and, as appropriate, initiates inquiries into certain aspects of the Company’s financial affairs;

•

establishing and overseeing procedures for the receipt, retention and treatment of any complaints regarding accounting, internal accounting controls or auditing matters, as well as for the confidential and anonymous submissions by the Company’s employees of concerns regarding questionable accounting or auditing matters; and

•	reviewing and overseeing all related person transactions in accordance with the Company’s policies and procedures.

The Audit Committee has sole authority to approve the hiring and discharging of the Company’s independent registered public accounting firm, all audit engagement terms and fees and all permissible non-audit engagements with the independent auditor.

The Board has adopted a written Audit Committee charter that is available to stockholders on the Company’s website at https://investors.chargepoint.com under “Governance.”

Compensation and Organizational Development Committee

The Compensation and Organizational Development Committee is comprised of three directors: Messrs. Chizen, Leschly, and Linse.

The Compensation and Organizational Development Committee meets the requirements for independence for compensation committee members under the listing standards of the NYSE and the rules and regulations of the SEC. Each member of our Compensation and Organizational Development Committee is also a “non-employee director,” as defined pursuant to Rule 16b-3 promulgated under the Exchange Act.

The Compensation and Organizational Development Committee assists the Board in discharging certain of the responsibilities with respect to compensating our executive officers, and the administration and review of the incentive plans for employees and other service providers, including our equity incentive plans, and certain other matters related to our compensation programs. The Compensation and Organizational Development Committee reviews, modifies and approves the overall compensation strategy and policies for the Company, including:

•

reviewing annually and recommending to the Board for approval all compensation to be paid or awarded to the Chief Executive Officer. In consultation with the Chief Executive Officer, review annually and determine and approve all compensation to be paid or awarded to all other executive “officers,” as defined in the rules promulgated under Section 16 of the Exchange Act, of the Company, in each case including any severance or change in control agreements, and special or supplemental benefits applicable to such executive officers, evaluating and approving the compensation plans and programs advisable for the Company, as well as evaluating and approving the modification or termination of existing plans and programs. The Chief Executive Officer may not be present during voting or deliberations on his or her compensation;

•

establishing annually corporate performance goals and objectives relevant to compensation, in consultation with the Chief Executive Officer, for other executive officers, and evaluating annually, in consultation with the Chief Executive Officer, other executive officer performance against any corporate goals and objectives relevant to such officers’ compensation;

•	reviewing periodically and making recommendations to the Board with respect to adoption and approval of, or amendments to, the Company’s equity incentive plans;

•

overseeing the management of risks associated with the Company’s compensation policies and programs, including to determine whether any such program encourages undue or inappropriate risk-taking by Company personnel that is reasonably likely to have a material adverse effect on the Company;

•	reviewing and providing feedback on Company’s recruitment strategies, diversity and inclusion initiatives, and talent development; and

•	preparing the compensation committee report that the SEC requires accompany the Compensation Discussion and Analysis contained in this Proxy Statement.

The Board has adopted a written Compensation and Organizational Development Committee charter that is available to stockholders on the Company’s website at https://investors.chargepoint.com under “Governance.”

Compensation and Organizational Development Committee Processes and Procedures

The Compensation and Organizational Development Committee plans to meet at least twice each year and may otherwise meet at such times and places as the committee determines. The agenda for each meeting is usually developed by the Chair of the Compensation and Organizational Development Committee, in consultation with the Chief Executive Officer and Chief People Officer. The Compensation and Organizational Development Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation and Organizational Development Committee to make presentations, provide financial or other background information or advice or otherwise participate in Compensation and Organizational Development Committee meetings. The Chief Executive Officer may not be present during voting or deliberations of the Compensation and Organizational Development Committee regarding his compensation.

The charter of the Compensation and Organizational Development Committee grants the committee full access to all books, records, facilities and personnel of the Company. In addition, the Compensation and Organizational Development Committee has the authority, in its sole discretion, to retain or obtain the advice of compensation consultants, independent legal counsel, or other advisors of its choosing, and the Company must provide for appropriate funding for payment of reasonable fees to any such advisor retained by the committee. The Compensation and Organizational Development Committee has direct responsibility for the appointment, compensation, termination and oversight of the work of any such advisors engaged for the purpose of advising the committee. Under the charter, the Compensation and Organizational Development Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation and Organizational Development Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration the factors, prescribed by the SEC and NYSE, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.

In the Company’s fiscal year 2023, the Compensation and Organizational Development Committee engaged Frederic W. Cook & Co., Inc. (“FW Cook”), a national compensation consulting firm, to advise the Compensation and Organizational Development Committee regarding the amount and types of compensation provided to our executive officers and non-employee directors. FW Cook does not provide any services to us other than the services provided to the Compensation and Organizational Development Committee. The Compensation and Organizational Development Committee assessed the independence of FW Cook pursuant to SEC and NYSE rules and concluded that no conflict of interest exists that would prevent FW Cook from independently representing the committee.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is comprised of three directors: Ms. Bowman and Messrs. Chizen and Leschly.

The composition of our Nominating and Corporate Governance Committee meets the requirements for independence under the listing standards of the NYSE and the rules and regulations of the SEC. The Nominating and Corporate Governance Committee is responsible for, among other things:

•

identifying individuals qualified to become members of the Board and the Board’s committees, consistent with criteria approved by the Board, including diversity of race, ethnicity, national origin, gender and sexual orientation;

•	selecting, or recommending that the Board select, the director nominees for the next annual meeting of stockholders;

•	developing, evaluating, and recommending to the Board a set of corporate governance guidelines applicable to the Company; and

•	leading the periodic performance review of the Board, its committees and management; and any related matters required by the federal securities laws.

The Board has adopted a written Nominating and Corporate Governance Committee charter that is available to stockholders on the Company’s website at https://investors.chargepoint.com under “Governance.”

Considerations in Evaluating Director Nominees

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, and high personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of ChargePoint, having demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee considers diversity (including race, ethnicity, national origin, gender and sexual orientation), age, skills, and such other factors as it deems appropriate given the current needs of the Board and the Company to maintain a balance of knowledge, experience and capability.

In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for NYSE purposes, which determination is based upon applicable NYSE listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, including direct inquiry from the then appointed members of the Board, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote of those present at a meeting at which a quorum is present.

Stockholder Recommendations for Nominations to the Board

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. However, the Nominating and Corporate Governance Committee has the power and authority to establish procedures for submission of director nominees to the Board, including stockholder nominees, as approved by the Board in the Company’s policies and procedures for director candidates and to review and evaluate any stockholder nominees for director submitted in accordance with the Company’s Bylaws and any candidates for the Board recommended by stockholders in accordance with the Company’s policies and procedures for director candidates.

Subject to advance notice provisions contained in our Bylaws, a stockholder may propose the nomination of someone for election as a director at our annual meeting of stockholders by timely written notice to our Secretary. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written notice to ChargePoint’s Corporate Secretary at 240 East Hacienda Avenue Campbell, CA 95008 not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting. Stockholders may not nominate more candidates than are up for election. As discussed in the Company’s Bylaws, the notice must set forth: (A) certain information as to each nominee such stockholder proposes to nominate at the meeting as set forth in the Company’s Bylaws, including such person’s written consent to being named in the Proxy Statement as a nominee and to serving as a director if elected, and (B) certain information as to, and certain representations and certifications from, the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is being made, as set forth in the Company’s Bylaws. In accordance with our Bylaws and Rule 14a-19 of the Exchange Act, a nominating stockholder must also represent that he or she intends to solicit proxies in accordance with Rule 14a-19. Nominations will be disregarded if the nominating shareholder gives notice of its intent to solicit proxies using a universal proxy but subsequently fails to meet the requirements of Rule 14a-19 to file a proxy statement or solicit at least 67% of the shares entitled to vote.

Communicating with the Board

Stockholders and any interested party may communicate directly with the independent directors either by writing to the Board, a Board committee, or an individual director at the Company’s principal executive offices at 240 East Hacienda Avenue, Campbell, CA 95008 or by emailing investors@chargepoint.com. Management receives all letters and emails sent and forwards proper communications to the Board, a Board committee, or an individual director, who facilitates an appropriate response. Management generally will not forward communications that are primarily solicitations for products or services, matters of a personal nature that are not relevant for stockholders, matters that are of a type that render them improper or irrelevant to the functioning of the Board, or requests for general information about the Company.

Compensation and Organizational Development Committee Interlocks and Insider Participation

None of the members of the Compensation and Organizational Development Committee has ever been a member of the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of the Board or Compensation and Organizational Development Committee.

Environmental, Social, and Governance Initiatives

In keeping with our values, we are committed to improving our management of Environmental, Social and Governance (“ESG”) matters and their impact on our business. As a newly public company, we have taken several steps in recent years to align our approach to ESG matters with the interests of our stakeholders, including our stockholders, including the following:

Environmental

We believe the availability and use of the charging stations in our charging network reduces fossil fuel reliance by our customers. We measure the reduction in greenhouse gas (“GHG”) emissions from our customers’ use of the charging stations in our charging network. Since 2007 through January 31, 2023, we estimate we’ve powered over 5 billion electric miles driven which is:

•	Equivalent to avoiding use of more than 220 million gallons of gasoline; and

•	Equivalent to 1 million metric tons of GHG avoided because of avoiding such gasoline consumption.

We further believe in the merit of reducing GHG through measures aimed at reducing our energy consumption and carbon output, including the following efforts:

•

We achieved LEED Certification (gold) at our headquarters in Campbell, CA which is a proven method for improving energy efficiency, reducing carbon emissions and creating healthier working environments.

•	Recycling is a standard practice at all office locations as part of our International Organization for Standardization 14001 environmental management standard compliance practices.

•

We maintain a re-use program for dated/obsolete charging station equipment. We refurbish returned charging units for sale as part of our return merchandise authorization program. For any charging station units that cannot be refurbished, we ensure that the materials are properly recycled.

Social

•

Driven by our commitment to partner with responsible suppliers who share our values, we became a member of the Responsible Business Alliance in 2022, a leader in social, environmental and ethical industry standards, and adopted their form of Supplier Code of Conduct, detailing our requirements for compliance, business integrity, fair labor practices, health and safety, environmental protection, and other relevant protections.

•

As part of our mission to cultivate a diverse and inclusive workforce that enables ChargePoint to recruit, promote, retain, and engage all people with the hopes of helping them maximize their careers and drive value for the organization and our customers, we built a DEI infrastructure and began modeling our commitment to workplace diversity over the past year. This included various efforts to create space and structure for cultural and DEI-related celebrations surrounding Black History Month, Hispanic Heritage Awareness Month, Diwali, Women’s History Month, etc. and the development of ChargePoint’s Diversity Inclusion Council framework and plan.

•

In an effort to help employees give back to their local communities, we hosted a virtual food drive in partnership with Second Harvest, a virtual giving tree in partnership with Family Giving Tree and various global giving opportunities through World Food Program, United Help Ukraine, Global Giving, Giving Tuesday India, and Action for Children. We also provided support to our Ukraine-based and affiliated colleagues and a list of reputable, non-profit organizations to which interested employees could contribute in support of the people of Ukraine. We promoted various mental health offerings through Spring Health webinars and Well Springs on key stressors to help employees improve their mental health and build resiliency.

Governance

•

In 2021 and 2022, we welcomed three new members of our Board, Elaine L. Chao, Susan Heystee and Ekta Singh-Bushell, improving the gender and ethnic diversity of our Board, an important objective outlined in our Corporate Governance Guidelines.

•

In 2023, our Compensation and Organizational Committee adopted minimum stock ownership guidelines that require our executive officers to achieve and maintain minimum levels of ownership of our common stock to more closely align the interests of our key executives with the interests of our stockholders by maintaining a strong link between the Company’s long-term success and the ultimate compensation of our key executives.

For more information about our ESG initiatives, please see our Sustainability website at https://www.chargepoint.com/about/sustainability/ (The inclusion of any website address in this proxy statement does not incorporate by reference the information on or accessible through the website into this proxy statement.)

Code of Conduct

The Board has adopted a Code of Conduct. The Code of Conduct applies to all of our employees, officers and directors, as well as all of our contractors, consultants, suppliers and agents in connection with their work for the Company. The full text of the Code of Conduct is on our website at https://investors.chargepoint.com under “Governance.” We intend to disclose future amendments to, or waivers of, the Code of Conduct, as and to the extent required by SEC regulations, at the same location on the website identified above or in public filings. Information contained on the website is not incorporated by reference into this Proxy Statement, and you should not consider information contained on our website to be part of this Proxy Statement.

Corporate Governance Guidelines

The Board documented the governance practices followed by the Company by adopting Corporate Governance Guidelines, as amended, to assure that the Board will have the necessary authority and practices in place to review and evaluate the Company’s business operations as needed and to make decisions that are independent of the Company’s management. The guidelines are also intended to align the interests of directors and management with those of the Company’s stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to the role of the board and management, principal responsibilities and duties of the Board, Board structure and composition, Board procedures, Board communication with Company stockholders. The Corporate Governance Guidelines, as well as the charters for each committee of the Board, may be viewed on the Company’s website at https://investors.chargepoint.com under “Governance.”

Transactions in the Company’s Securities

Our Board has adopted an Insider Trading Policy, which applies to all of our directors, officers, employees and agents (such as consultants and independent contractors), as well as certain family members, economic dependents, and any other individuals or entities whose transactions in securities such individual influences, directs or controls. Under this policy, such individuals are prohibited from transacting in publicly-traded options, such as puts and calls, and other derivative securities with respect to the Company’s securities, and such prohibition extends to any hedging or similar transaction designed to decrease the risks associated with holding Company securities. Stock options, restricted stock units, restricted stock, stock appreciation rights and other securities issued pursuant to the Company benefit plans or other compensatory arrangements with the Company are not subject to this prohibition.

In addition, individuals subject to the Insider Trading Policy may not pledge Company securities as collateral for loans without the approval of a compliance officer as defined under the Policy. In May 2021, Pasquale Romano, our President and Chief Executive Officer, pledged 436,364 shares of the Company’s Common Stock to collateralize a personal loan entered into on May 10, 2021. The personal loan had a maturity date of January 31, 2022, with the option for a one-time nine-month extension, which Mr. Romano exercised. Mr. Romano repaid the loan in full on August 23, 2022, at which time the pledge of the shares was terminated. The proceeds of the loan were used to pay a tax obligation incurred in connection with his exercise of certain stock options, which tax obligation could not be paid through the proceeds of sales of such pledged shares due to the shares being subject to a lockup agreement. In addition, in August 2022, Mr. Romano pledged an aggregate of 2,284,710 shares of the Company’s Common Stock to collateralize personal loans entered into in August 2022. The personal loans have a maturity date of August 25, 2023, with the option for a one-time six-month extension. The proceeds from the loans were used in connection with the purchase of a primary residence. Each of these pledging transactions was reviewed by the Board or appropriate Committee thereof and was approved under the Insider Trading Policy in light of the unique circumstances.

Fiscal Year 2023 Director Compensation

Annual Retainer

Pursuant to our non-employee director compensation program, non-employee directors receive the following cash compensation paid quarterly in arrears, which did not change as compared to fiscal year 2022:

Board service	$40,000
plus (as applicable):
Board Chair	$30,000
Audit Committee Chair	$20,000
Compensation and Organizational Development Committee Chair	$15,000
Nominating and Corporate Governance Committee Chair	$8,000

The Company will reimburse non-employee directors for their reasonable out-of-pocket expenses incurred in connection with attending Board and committee meetings.

Equity Awards

Non-employee directors receive automatic grants of equity awards under our 2021 Equity Incentive Plan. Upon joining the Board, a new non-employee director will receive restricted stock units (“RSUs”) with an approximate grant date value of $350,000. This new director equity award will vest in three annual installments on each anniversary of the date of grant subject to the director’s continued service on the Board through each such anniversary. In connection with each annual meeting of stockholders, each non-employee director who will continue to serve on our Board (other than a director who joined the Board within three months prior to the annual meeting) will receive RSUs with an approximate grant date value of $185,000 ($92,500 in the case of a non-employee director who joined the Board at least three, but less than six, months prior to the date of the annual meeting). The number of RSUs subject to both the new director equity awards and the annual equity awards is determined by dividing the target equity value allocated to such award by the average closing price of the Company’s Common Stock during the 20 trading days ending on (and including) the trading day prior to the date of grant, rounded down to the nearest whole share. These annual equity awards will vest in full on the earlier of the one-year anniversary of the date of grant or the date of the next annual meeting of stockholders subject to the director’s continued service on the Board through such date. Both new director equity awards and annual equity awards will vest in full in the event of a change in control while the non-employee director remains in service.

The following table sets forth information regarding the compensation of ChargePoint’s non-employee directors during the fiscal year ended January 31, 2023.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Total ($)
Roxanne Bowman	40,000	162,349	202,349
Elaine L. Chao	40,000	162,349	202,349
Bruce Chizen	70,000	162,349	232,349
Axel Harries	40,000	162,349	202,349
Jeffrey Harris	60,000	162,349	222,349
Susan Heystee	40,000	162,349	202,349
Mark Leschly	48,000	162,349	210,349
Michael Linse	55,000	162,349	217,349
Ekta Singh-Bushell(3)	40,000	415,052	455,052
G. Richard Wagoner, Jr.	40,000	162,349	202,349

(1)

The amounts in this column represent the aggregate grant date fair value of stock awards granted to the non-employee director in the applicable fiscal year computed in accordance with FASB ASC Topic 718. See Note 13 of the notes to our consolidated financial statements included in our Annual Report on Form 10-K, as filed with the SEC on April 3, 2023, for a discussion of the assumptions made by ChargePoint in determining the grant date fair value of its equity awards.

(2)

As of January 31, 2023, the following individuals who served as non-employee directors during the year had outstanding equity awards with respect to the following number of shares: Bowman - options to purchase 348,810 shares and 13,563 RSUs; Chao - 24,411 RSUs; Chizen - options to purchase 338,640 shares and 13,563 RSUs; Harries, Harris, Leschly and Linse - each 13,563 RSUs; Heystee - 21,617 RSUs; Singh-Bushell - 23,912 RSUs; and Wagoner - options to purchase 379,717 shares and 13,563 RSUs.

(3)

Ms. Singh-Bushell joined the Board on April 5, 2022, and was granted an initial non-employee director award of 17,131 RSUs on April 5, 2022, with a grant date fair value of $333,883. The RSUs are scheduled to vest equally over 3 years, subject to the director’s continued service through such date. Because Ms. Singh-Bushell joined the Board within six months of our annual stockholder meeting she was eligible to receive 50% of the annual non-employee director award, and as a result, was granted an annual award of 6,781 RSUs on July 12, 2022, with a grant date fair value of $81,169. The RSUs are scheduled to vest fully on the earlier of the one-year anniversary of the date of grant or the date of the regular annual meeting of the Company’s stockholders held in the year following the date of grant.

Stock Ownership Policy

In March 2023, we adopted stock ownership guidelines requiring that our non-employee directors achieve and maintain minimum levels of ownership of our common stock. The levels are based on multiples of each non-employee director’s base cash retainer for Board service. The Compensation Committee, with input from management, recommended to our Board in March 2023 to adopt the Stock Ownership Policy and include it in our Corporate Governance Guidelines. Under our policy, our non-employee directors are required to hold at least three (3) times the value of the director’s base cash retainer for Board service in our common stock. The non-employee directors are expected to achieve ownership of our common stock within five years of the date of such director’s appointment to our Board, and such ownership is required to be maintained through such director’s term of service. For more information about our Stock Ownership Policy see “Executive Compensation- Stock Ownership Policy.”

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2024, and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. PricewaterhouseCoopers LLP has served as the auditor of Legacy ChargePoint since 2016 and of the Company since 2021. Representatives of PricewaterhouseCoopers LLP are expected to be present during the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

Vote Required

The affirmative vote of the holders of a majority in voting power of the votes cast by the holders of all of the shares of stock present or represented at the meeting and voting affirmatively or negatively on such matter will be required to ratify the selection of PricewaterhouseCoopers LLP.

Change in Independent Registered Accounting Firm

As previously disclosed, on February 26, 2021, the Audit Committee dismissed WithumSmith+Brown, PC (“Withum”), Switchback’s independent registered public accounting firm prior to the appointment of PricewaterhouseCoopers LLP. Withum’s report on the Company’s financial statements as of December 31, 2020 and December 31, 2019 and the related statements of operations, changes in stockholders’ equity and cash flows for the year ended December 31, 2020 and the period from May 10, 2019 (inception) through December 31, 2019 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, other than the Company’s ability to continue as a going concern due to the Company’s obligation to either complete a business combination by July 30, 2021 or cease all operations except for the purpose of winding down and liquidating. On February 26, 2021, the Board approved the engagement of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ended January 31, 2021.

During the period from May 10, 2019 (inception) through December 31, 2019, the year ended December 31, 2020 and the subsequent period through February 26, 2021, there were no: (i) disagreements with Withum on any matter of accounting principles or practices, financial statement disclosures or auditing scope or procedures, which disagreements if not resolved to Withum’s satisfaction would have caused Withum to make reference to the subject matter of the disagreement in connection with its report or (ii) reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

During the period from May 10, 2019 (inception) through December 31, 2019, the year ended December 31, 2020 and through February 26, 2021, neither the Company nor anyone on the Company’s behalf consulted PricewaterhouseCoopers LLP with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company by PricewaterhouseCoopers

LLP that PricewaterhouseCoopers LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is described in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act and the related instructions to Item 304 of Regulation S-K under the Exchange Act, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table represents aggregate fees billed to the Company for the fiscal years ended January 31, 2023 and 2022 by PricewaterhouseCoopers LLP.

	Fiscal Year Ended (In thousands)$
	2022	2023
Audit Fees(1)	3,352	3,703
Audit-related Fees(2)	1,889	240
Tax Fees(3)	323	129
All Other Fees(4)	5	9
Total Fees	5,569	4,081

(1)

“Audit Fees” consist of fees for professional services rendered in connection with the audit of our annual consolidated financial statements, including audited financial statements as filed with the SEC on April 3, 2023, review of our quarterly financial statements to be presented in our quarterly report on Form 10-Q and services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years.

(2)

“Audit-related Fees” consist of fees related to audit and assurance procedures not otherwise included in Audit Fees, which in fiscal year 2022 includes fees related to Sarbanes-Oxley compliance, the application of generally accepted accounting principles to proposed transactions, and new accounting pronouncements and in fiscal year 2023 includes fees for services provided in connection with the preparations and submissions of registration statements.

(3)	“Tax Fees” consist of tax return preparation, international and domestic tax studies, consulting and planning.
(4)	“All Other Fees” consist of the cost of a subscription to an accounting research tool.

All fees described above were pre-approved by the Audit Committee.

Pre-Approval Policies And Procedures

Pursuant to its charter, the Audit Committee may pre-approve audit and permissible non-audit and tax services provided to the Company by the independent auditors, except where pre-approval is not required because such non-audit services are de minimis under the rules of the SEC, in which case subsequent approval may be obtained. The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to pre-approve audit and permissible non-audit services, provided such preapproval decision is presented to the full Audit Committee at its scheduled meetings.

THE AUDIT COMMITTEE AND THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” THE

RATIFICATION OF THE APPOINTMENT OF

PRICEWATERHOUSECOOPERS LLP

PROPOSAL NO. 3

ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, and Section 14A of the Exchange Act, our stockholders are entitled to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with SEC rules.

This proposal, commonly known as a “Say-on-Pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation as a whole. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. The compensation of our named executive officers is disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related narrative disclosure contained in this Proxy Statement. As discussed in these disclosures, we believe that our compensation policies and decisions are based on principles that reflect a “pay-for-performance” philosophy and are strongly aligned with our stockholders’ interests and consistent with current market practices. Compensation of our named executive officers is designed to enable us to attract and retain talented and experienced executives to lead us successfully in a competitive environment.

Accordingly, our Board is asking our stockholders to indicate their support for the compensation of our named executive officers, as described in this Proxy Statement, by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the stockholders of ChargePoint Holdings, Inc. (the “Company”) approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Securities and Exchange Commission Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables, narrative disclosures, and other related disclosure.”

Vote Required

The affirmative vote of the holders of a majority in voting power of the votes cast by the holders of all of the shares of stock present or represented at the meeting and voting affirmatively or negatively on such matter will be required to approve, on an advisory basis, the compensation of our named executive officers.

Because the vote is advisory, it is not binding on us, our Compensation and Organizational Development Committee or our Board. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to management and our Board and, accordingly, the Board and the Compensation and Organizational Development Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

THE BOARD RECOMMENDS A VOTE “FOR”

THE APPROVAL, ON AN ADVISORY BASIS, OF THE

COMPENSATION OF THE NAMED EXECUTIVE OFFICERS.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS(1)

The Audit Committee serves as the representative of our Board with respect to its oversight of:

•	our accounting and financial reporting processes and the audit of our financial statements;

•	the integrity of our financial statements, including our internal controls and disclosure controls and procedures;

•	our compliance with legal and regulatory requirements;

•	overseeing and reviewing our policies for risk assessment and risk management, including cybersecurity risk, and assessing the steps management has taken to control these risks; and

•	the independent registered public accounting firm’s appointment, qualifications and independence.

The Audit Committee also reviews the performance of our independent registered public accounting firm, PricewaterhouseCoopers LLP, in the annual audit of our financial statements and in assignments unrelated to the audit, and reviews the independent registered public accounting firm’s fees.

The Audit Committee is currently composed of four non-employee directors. Our Board has determined that each current member of the Audit Committee is independent under NYSE and SEC rules, and that Mr. Harris qualifies as an “audit committee financial expert” under the SEC rules.

The Audit Committee provides our Board with such information and materials as it may deem necessary to make our Board aware of financial matters requiring its attention. The Audit Committee reviews our financial disclosures and meets privately, outside the presence of our management, with our independent registered public accounting firm. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in for the fiscal year ended January 31, 2023 included in our Annual Report on Form 10-K with management, including a discussion of the quality and substance of the accounting principles, the reasonableness of significant judgments made in connection with the audited financial statements, and the clarity of disclosures in the financial statements. The Audit Committee reports on these meetings to our Board.

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended January 31, 2023 with management of the Company. The Audit Committee has discussed with the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP the accounting firm’s independence.

Based on the foregoing, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K, as filed with the SEC on April 3, 2023, for the fiscal year ended January 31, 2023 for filing with the SEC.

Jeffrey Harris (Chair)

Susan Heystee

Ekta Singh-Bushell

G. Richard Wagoner, Jr.

(1)

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that we specifically incorporate this information by reference.

PROPOSAL NO. 4

AMENDMENT AND RESTATEMENT OF THE COMPANY’S SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO PROVIDE FOR THE EXCULPATION OF OFFICERS AS PERMITTED BY DELAWARE LAW

The Delaware General Corporation Law (the “DGCL”) was amended in 2022 to permit Delaware corporations to exculpate their officers, in addition to their directors, for personal liability in certain actions. After careful consideration, on March 1, 2023, the Board unanimously approved and adopted, and recommends that our stockholders approve, an amendment and restatement of our Second Amended and Restated Certificate of Incorporation (the “Charter”) to include the exculpation of officers pursuant to these recent amendments to the DGCL.

As amended, the DGCL only permits, and our proposed amendment to the Charter would only permit, exculpation of officers for claims that do not involve breaches of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit. In addition, the exculpation of officers would not apply to claims brought by or in the right of the Company, such as derivative claims.

Taking into account the limits on the type of claims for which officers’ liability would be exculpated, and the benefits the Board believes would accrue to the Company and its stockholders in the form of an enhanced ability to attract and retain talented officers and the potential to discourage frivolous lawsuits, the Board determined that it is in the best interests of the Company and our stockholders to amend the Charter as described herein.

The proposed amendments to Article Seventh of the Charter are as follows, with added text underlined.

A.     Limitation of Director and Officer Liability. To the fullest extent permitted by the DGCL as the same exists or may hereafter be amended, a director or officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended ~~or unless he or she violated his or her~~ and provided that such exemption shall not eliminate or limit the liability of: (i) a director or an officer for any breach of the director’s or officer’s duty of loyalty to the Corporation or its stockholders~~, acted in bad faith. knowingly or intentionally violated the law,~~; (ii) a director or an officer for acts or omissions not in good faith or which involved intentional misconduct or knowing violation of law; (iii) a director for authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions~~, or~~ ; (iv) a director or officer for any transaction from which the director or officer derived improper personal benefit ~~from his or her action as a director~~; (v) or an officer in any action by or in the right of the Corporation. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director or officer of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal. If the DGCL is hereafter amended to authorize corporate action further limiting or eliminating the personal liability of directors or officers, then the liability of the directors or officers of the Corporation shall be limited or eliminated to the fullest extent permitted by the DGCL, as the same exists or may hereafter be amended. For purposes of this Part A of Article SEVENTH, “officer” shall have the meaning provided in Section 102(b)(7) of the DGCL, as the same exists or may hereafter be amended.

The full text of the proposed Third Amended and Restated Certificate of Incorporation is attached as Appendix A to this Proxy Statement.

Vote Required

The affirmative vote of the holders of at least 66 2/3% in voting power of the outstanding shares of stock entitled to vote thereon, voting together as a single class, will be required to authorize the proposed amendment to the Charter.

If this proposal to amend our Charter is approved by our stockholders, the resulting Third Amended and Restated Certificate of Incorporation for the Company will be filed with the Secretary of State of the State of Delaware shortly after the Annual Meeting. If this proposal to amend our Charter is not adopted and approved, the current Charter will remain unchanged.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE EXCULPATION PROPOSAL.

EXECUTIVE OFFICERS

The following table sets forth certain information with respect to our current executive officers as of January 31, 2023. Biographical information for our President, Chief Executive Officer and Director Mr. Romano is included above with the Director biographies in Proposal No. 1 “Election of Directors” under the caption “Class III Nominees For Election For A Three-Year Term Expiring At The 2026 Annual Meeting.”

Name	Age	Position(s)
Pasquale Romano	57	President, Chief Executive Officer and Director
Rex Jackson	63	Chief Financial Officer
Rebecca Chavez	45	General Counsel and Secretary
Michael Hughes	55	Chief Commercial and Revenue Officer
William Loewenthal	60	Chief Product Officer
Eric Sidle	48	Chief Technology Officer(1)
Rick Wilmer	61	Chief Operating Officer

(1)	Mr. Sidle resigned as our Chief Technology Officer and separated from service effective as of January 31, 2023.

Executive Officers

Rex Jackson. Mr. Jackson has served as Chief Financial Officer for ChargePoint since February 26, 2021 and has held the same position at Legacy ChargePoint since May 2018. Prior to ChargePoint, Mr. Jackson served as Chief Financial Officer of Gigamon, Inc., a developer of network and security visibility solutions, from October 2016 to April 2018 through its go-private transaction. Mr. Jackson served as Chief Financial Officer of Rocket Fuel Inc., an advertising technology company, from March 2016 to October 2016. Prior, Mr. Jackson served as Chief Financial Officer of JDS Uniphase Corporation (“JDSU”), a provider of network and service enablement solutions and optical products for service providers, cable operators and network equipment manufacturers, from January 2013 to September 2015, where he drove the separation of JDSU into two independent public companies (Lumentum Holdings Inc./Viavi Solutions) in August 2015. Mr. Jackson joined JDSU in January 2011 as Senior Vice President, Business Services, with responsibility for corporate development, legal, corporate marketing and information technology. Prior to JDSU, Mr. Jackson served as Chief Financial Officer of Symyx Technologies from 2007 to 2010, where he led the company’s acquisition of MDL Information Systems and subsequent merger of equals with another public company. Previously, Mr. Jackson also served as acting Chief Financial Officer for Synopsys and General Counsel at Avago Technologies Limited (now Broadcom, Inc.), AdForce and Read-Rite. Mr. Jackson has served on the board of directors of EMCORE Corporation since December, 2015 and chairs the audit and compensation committees. Mr. Jackson previously served on the board of directors of Energous Corporation from 2014 to 2019. Mr. Jackson holds a B.A. from Duke University and a J.D. from Stanford Law School.

Rebecca Chavez. Ms. Chavez has served as ChargePoint’s General Counsel and Secretary since February 2021. Prior to ChargePoint, Ms. Chavez served in various legal leadership roles at Palo Alto Networks, Inc., a global cybersecurity company, including serving as the Vice President, Deputy General Counsel, Corporate, Securities and M&A, from November 2018 to February 2021, Associate General Counsel and Senior Director, Corporate and Securities, from November 2016 to November 2018 and Director, Corporate and Securities, from August 2015 to November 2016. Prior to joining Palo Alto Networks, Inc., she served as Associate General Counsel, Finance & Governance at Levi Strauss & Co., an American clothing company, from April 2013 to July 2015. Ms. Chavez began her legal career working at Morrison & Foerster LLP followed by Sidley Austin LLP. Ms. Chavez holds a B.A. in Latin American Studies and M.A. in Education from Stanford University and a J.D. from the University of California, Davis School of Law.

Michael Hughes. Mr. Hughes has served as Chief Commercial and Revenue Officer for ChargePoint since February 26, 2021 and has held the same position at Legacy ChargePoint since August 2019. Prior to ChargePoint, Mr. Hughes served as Senior Vice President of Worldwide Sales and Services for Barracuda Networks, Inc., a provider of security, networking and storage products, from June 2009 to August 2019. Before Barracuda Networks, Inc., Mr. Hughes served as Vice President of Sales for Asempra Technologies, a provider of one click, instant recovery solutions for Microsoft® Exchange, SQL and Windows File Servers. Mr. Hughes also serves as a board advisor for technology start-ups in the areas of data residency and security, threat intelligence and multi-cloud container data management. He holds a B.S. in Marketing from Miami University and an M.B.A. from the University of Michigan.

William Loewenthal. Mr. Loewenthal has served as Chief Product Officer for ChargePoint since May 2022. Prior to May 2022, Mr. Loewenthal was the Senior Vice President, Product at ChargePoint since February 26, 2021 and held the same position at Legacy ChargePoint since July 2018. Prior to ChargePoint, Mr. Loewenthal served as Vice President of Product Portfolio Management at Avaya, a provider of business communication solutions, from July 2017 until February 2018. Since 2010, Mr. Loewenthal held various roles at audio communications leader Poly (formerly Plantronics), including from February 2012 to February 2016 when he served as Vice President Enterprise Solutions. His career includes leadership roles in public and startup companies with an emphasis on hardware and software solutions. Mr. Loewenthal holds a B.S. from San Jose State University.

Eric Sidle. Mr. Sidle served as Chief Technology Officer of ChargePoint since March 2022 until his resignation on January 31, 2023. Prior to March 2022, Mr. Sidle was the Senior Vice President of Engineering for ChargePoint since February 26, 2021 and had held the same position at Legacy ChargePoint since September 2018. Prior to ChargePoint, Mr. Sidle served in several leadership roles at NIO, a manufacturer of electric vehicles, including Senior Director of Autonomous Driving Hardware, from December 2017 to August 2018 and as Director of Hardware and Advanced Technologies from December 2016 to December 2017. Before NIO, Mr. Sidle led multiple teams in special projects as well as Mac development at Apple, Inc., a multinational technology company that designs, develops and sells consumer electronics, computer software, and online services, from September 2011 to December 2016. He holds a B.S. in Electrical Engineering from the University of Illinois at Urbana-Champaign.

Rick Wilmer. Mr. Wilmer has served as Chief Operating Officer of ChargePoint since December 2022. Prior to December 2022, Mr. Wilmer served as Chief Customer and Operations Officer after joining ChargePoint in July 2022. Prior to joining ChargePoint, Mr. Wilmer served as the Head of Chowbotics at DoorDash, Inc., a company that operates an online food ordering and food delivery platform, from February 2021 until July 2022. Previously, Mr. Wilmer served as Chief Executive Officer of Chowbotics, Inc., a manufacturer of a fresh food robot, from September 2019 until February 2021. Prior to Chowbotics, Inc., Mr. Wilmer served as Chief Executive Officer of Mojo Networks, a provider of cloud-managed wireless networking, from December 2014 until the acquisition of Mojo Network, Inc. by Arista Networks in August 2018, and following such acquisition, as the General Manager of Arista Networks, Inc.’s Wi-Fi business until September 2019. With more than 30 years of global technology, operations and customer support experience, Mr. Wilmer has global operations experience across North America, Europe and Asia and industry knowledge across multiple technology segments as well as overseas manufacturing and supply chain management. Mr. Wilmer holds a Bachelor of Science in Chemistry from the University of California, Berkeley.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes the material elements of our executive compensation program for our named executive officers during fiscal 2023, provides an overview of our executive compensation philosophy and objectives, and discusses how and why the Compensation and Organizational Development Committee (the “Compensation Committee”) of our Board arrived at the specific compensation decisions for our named executive officers for fiscal 2023. During our fiscal year ended January 31, 2023 (“fiscal 2023”), our named executive officers were:

•	Pasquale Romano, our President and Chief Executive Officer;

•	Rex Jackson, our Chief Financial Officer;

•	Michael Hughes, our Chief Commercial and Revenue Officer;

•	Eric Sidle, our former Chief Technology Officer*; and

•	Rick Wilmer, our Chief Operating Officer.

*	Mr. Sidle resigned from his position as Chief Technology Officer, effective as of January 31, 2023, and provided transition services through March 30, 2023.

Executive Summary

Who We Are

For more than a decade, ChargePoint has been singularly focused on enabling the movement of all people and goods on electricity. Today, we are facilitating mass electric vehicle (EV) adoption with one of the largest charging networks in the world, a strong leadership position in North America and a growing presence in Europe. We are a market leader in electric vehicle fueling and have helped pioneer networked fueling, offering one of the industry’s most comprehensive portfolios of hardware, software and services for commercial, fleet and residential customers. Businesses, fleets and drivers turn to the ChargePoint team for EV charging education, resources and technology as they look to participate in the electrification of transportation.

Fiscal 2023 Business Highlights

Fiscal 2023 was an exceptional year for the Company. We successfully executed on our growth and expansion initiatives, including the following:

•	Revenue increased from approximately $241 million at fiscal year-end 2022, to approximately $468 million at fiscal year-end 2023, an increase of 94%.

•	Worldwide networked ports under management increased from approximately 174,000 at fiscal year-end 2022, to approximately 225,000 ports at fiscal year-end of 2023, an increase of 29%.

•	Worldwide roaming port count increased from approximately 300,000 at fiscal year-end 2022, to more than 465,000 ports at fiscal year-end of 2023, an increase of 55%.

•	We increased our worldwide full-time employees from approximately 1,400 full-time employees as of fiscal year-end 2022 to approximately 1,650 full-time employees as of fiscal year-end 2023.

Compensation Philosophy and Objectives

We believe that to be successful we must hire and retain talented leadership. We recognize that there is significant competition for qualified executives within our industry, especially in California where our headquarters are located, and it can be particularly challenging for companies to recruit executive officers of the caliber necessary to achieve our short-term and long-term objectives. Accordingly, our executive compensation programs are intended to attract and retain this leadership team in a highly competitive talent market and to motivate them to achieve our business objectives. We believe our leadership team possesses the skillset necessary to support our near-term objectives and create long-term value for our stockholders, grow our business and assist in the achievement of our strategic goals.

Our named executive officer compensation program focuses on total compensation composed of a mix of cash and equity compensation, including performance-based equity, which we believe attracts, motivates and retains our leadership team.

Fiscal 2023 Executive Compensation Highlights

In connection with a review of our compensation practices for fiscal 2023, we reviewed all aspects of our executive compensation programs and made a number of changes:

•

Equity awards to the named executive officers reflected a two-year front-load of equity compensation for fiscal 2023 and fiscal 2024. The fiscal 2023 equity awards provided to our executive officers were intended to reflect two years of equity incentive compensation and includes an additional fifth year of vesting to ensure the front-loaded nature of the grant does not result in less retention over time. As a result of the design of the fiscal 2023 RSU and PRSU awards, described below we do not intend to grant additional equity awards to our named executive officers during fiscal 2024, other than in the event of a substantial change in roles or responsibilities for such executive officer. Further, a portion of the fiscal 2023 equity awards were structured to provide the named executive officers with stock price appreciation objectives, as described below, as well as to provide for significant employment retention incentives following our transition to a publicly traded company.

•

Our equity compensation program includes performance-based restricted stock units. Beginning in fiscal 2023, we awarded equity in the form of time-based restricted stock units (“RSUs”) and performance-based restricted stock units (“PRSUs”), with each named executive officer provided 50% of the aggregate target value of their equity awards in the form of RSUs and 50% of such value in the form of PRSUs. The PRSUs require stock price appreciation objectives to be achieved within five years of the date of grant of such awards and are designed with a progressive earnout schedule so that a higher percentage of the total award is earned when the highest stock price goals are achieved. For each PRSU award, the performance-based condition is satisfied for a respective percentage of the award upon achievement of the following price appreciation targets for our common stock:

•	$17 per share/25% of the total PRSUs,

•	$22 per share/35% of the total PRSUs, and

•	$30 per share/40% of the total PRSUs.

In addition, each PRSU award includes a corresponding five-year service-based vesting requirement. The PRSUs service-based vesting dates are each March 20th, June 20th, September 20th, and December 20th annually during the service period. PRSUs that satisfy the achievement of service-based conditions but have not satisfied performance-based conditions are not vested and not released. Conversely, in the event any performance-based condition is satisfied with respect to the PRSUs, any portions of the PRSUs awards that have satisfied the service-based conditions will be deemed fully vested and will be released. Finally, the RSU and PRSU service-based vesting schedules for our CEO, Mr. Romano, is back-end loaded to increase retention so that such awards vest in equally quarterly installments commencing on June 20, 2024, subject, in the case of the PRSU award, to achievement of the same stock price appreciation targets applicable to our other named executive officers.

•

A substantial portion of the total compensation awarded to our executive officers in fiscal 2023 was comprised of “performance-based” compensation components. As described more completely below under “Executive Compensation – Equity Compensation” the PRSUs granted to our executive officers in fiscal 2023 will not vest, and will be forfeited, in the event the PRSUs fail to meet the designated performance-based objectives. Our fiscal 2023 PRSU awards are viewed as an integral part of our executive compensation program and comprise a primary “performance-based” portion of our named executive officer’s total compensation. As of January 31, 2023, no portion of the PRSUs had vested. In addition, our executive 2023 annual performance-based cash bonus opportunities (the “2023 Cash Bonus”) are subject to meeting financial performance objectives that are designed to be aligned with our long-term strategy. In fiscal 2023, our 2023 Cash Bonus awards were paid pursuant to our bonus formula and our Chief Executive Officer and other named executive officers received an aggregate cash bonus equal to 75% of their target annual cash bonuses under the 2023 Cash Bonus. These bonuses were tied to achievement of our annual financial performance objectives, which were set at levels designed to be aggressive but achievable with significant effort, as further detailed below under “Executive Compensation - 2023 Cash Bonus.” For more information about the “performance-based” portion of the total compensation awarded to our executive officers in fiscal 2023, see the section “Executive Compensation – Performance-Based Compensation” set forth below.

Advisory Vote on Executive Compensation

At our 2022 Annual Meeting of Stockholders, our stockholders approved, on an advisory basis, the compensation of our named executive officer as disclosed in our 2022 proxy statement. The Compensation Committee reviewed and considered the level of support for the 2022 “say-on-pay” vote (86.6% of total votes cast with respect to the advisory proposal). Given the strong vote result, the Compensation Committee determined not to adjust our executive compensation policies or program as a result of the vote. The PRSU equity awards we adopted in fiscal 2023 were, in part, in response to shareholder feedback and to better align our executives’ interests with those of our stockholders through stock price appreciation targets that correlate with our stockholders’ total return and are tied to increasing our common stock price. Our Compensation Committee will continue to monitor and evaluate our executive compensation program, considering our stockholders’ views and our evolving business needs. Our Board and our Compensation Committee value the opinions of our stockholders, and we believe that it is important for our stockholders to have an opportunity to vote on this proposal annually, which is consistent with the frequency preferred by our stockholders who voted on the “say-on-pay” frequency proposal at our 2022 Annual Meeting.

Executive Compensation Policies and Practices

We endeavor to design and implement our executive compensation policies and practices in accordance with sound governance standards. The Compensation Committee meets regularly throughout the year to review our executive compensation program to evaluate whether it is consistent with our short-term and long-term goals given the dynamic nature of our business and the markets in which we compete for executive talent. Our executive compensation practices include the following, each of which the Compensation Committee believes reinforces our executive compensation objectives:

•	Independent Compensation Committee—The Compensation Committee is comprised solely of independent directors.

•

Independent Compensation Committee Consultant—The Compensation Committee engaged its own compensation consultant to assist with its fiscal 2023 compensation reviews and determinations. This consultant performed no other consulting or other services for us during fiscal 2023.

•	Annual Executive Compensation Review—The Compensation Committee conducts an annual review and approval of our compensation practices and strategy.

•

Establishing Peer Compensation Group—The Compensation Committee utilizes a compensation peer group for comparative compensation purposes, which is evaluated on an annual basis with the assistance of the Compensation Committee’s independent compensation consultant.

•

Executive Compensation Policies and Practices—Our compensation philosophy and related corporate governance policies and practices are complemented by several specific compensation practices that are designed to align our executive compensation with long-term stockholder interests, including the following:

•

Multiple Performance Metrics: We use more than one performance metric for our annual cash incentive bonus program which is linked to our financial objectives and a minimum threshold of each performance metric must be achieved to fund the annual cash incentive bonus program.

•

“At Risk” Long-Term Performance-Based Equity Incentives: A substantial portion of our named executive officers’ equity incentive awards in fiscal 2023 were PRSUs, with vesting tied to an increased trading price of our common stock and time-based vesting.

•

No Special Health or Welfare Benefits: Our named executive officers participate in broad-based company-sponsored health and welfare benefit programs on the same basis as our other full-time, salaried employees.

•	No Post-Employment Tax Reimbursements: We do not provide any tax reimbursement payments (including “gross-ups”) on any severance or change in control payments or benefits.

•

“Double-Trigger” Change in Control Arrangements: All cash-based change in control payments and benefits for our current executive officers are based on a “double-trigger” arrangement (that is, they require both a change in control plus a qualifying termination of employment before payments and benefits are paid).

•	Stock Ownership Guidelines: Effective as of March 2023, we require that our executive officers achieve and maintain minimum levels of ownership of our common stock.

Compensation Governance and the Compensation-Setting Process

Role of Our Compensation Committee and Board

The Compensation Committee is responsible for the oversight of our executive compensation programs, with our Board determining the compensation of our Chief Executive Officer based on recommendations from the Compensation Committee. In setting the compensation of our other executive officers, the Compensation Committee takes into account our Chief Executive Officer’s review of each executive officer’s performance and his recommendations with respect to their compensation. The Compensation Committee’s responsibilities regarding executive compensation are further described in the “Corporate Governance” section of this proxy statement.

Roles of our Executive Officers

In discharging its responsibilities, the Compensation Committee works with members of management, including our Chief Executive Officer. As manager of the executive team, our Chief Executive Officer provides recommendations to the Compensation Committee regarding the compensation of the other named executive officers. Other members of management support the Compensation Committee’s work by providing data, information and their perspective on the tax and human resource implications of our compensation programs. No named executive officer participates directly in final decisions regarding his or her compensation.

Role of Compensation Consultant

In fiscal 2023, the Compensation Committee engaged FW Cook, a national compensation consulting firm. FW Cook assisted the Compensation Committee in developing a compensation peer group, conducting a review of the compensation of our executive officers, as well as support on other ad hoc matters throughout the year. In fiscal 2023, the Compensation Committee assessed the independence of FW Cook and determined that no conflict existed that would prevent FW Cook from independently representing the Compensation Committee.

Competitive Data

Our Board and Compensation Committee believe that competitive compensation data provides useful context in making compensation decisions even though our Board and Compensation Committee do not make decisions based solely on compensation data. The Compensation Committee regularly reviews market compensation levels to determine whether total compensation for our executives remains competitive and adjusts when deemed appropriate. Prior to fiscal 2023, the Compensation Committee assesses the competitive market based on survey data. However, beginning in fiscal 2023, the Compensation Committee adopted a peer group of companies to evaluate the competitive market. Working with FW Cook, the Compensation Committee established criteria for the committee to consider peer group companies for evaluating the competitiveness of the Company’s executive compensation program. The criteria generally excluded companies that recently went public either through an initial public offering or by means of a transaction similar to the Business Combination because the data available and the structure of those companies’ compensation programs was viewed as too underdeveloped to use as a metric for our fiscal 2023 compensation decisions. The criteria included U.S.-based companies with market capitalizations between $1.5 billion and $25 billion, with a focus on companies in the electrical, software, automotive and technology related fields. The analysis included a review of the relevant peer group companies’ trailing last twelve-month revenue, market capitalization, number of worldwide employees and annualized total shareholder return.

The peer companies used by the Compensation Committee for pay comparisons and for evaluating relative performance leading to approval of fiscal 2023 executive compensation are shown below (the “Peer Data”). The median annual revenue of the peer group at the time it was approved was approximately $505 million and the average market capitalization of the peer group at the time it was approved was approximately $10 billion.

Fiscal 2023 Peer Group
Alteryx, Inc.	Enphase Energy, Inc.	Sunnova Energy International, Inc.
Anaplan, Inc.	Five9, Inc.	Sunrun Inc.
AppFolio, Inc.	Novanta Inc.	Universal Display Corporation
Cognex Corporation	Plug Power Inc.	Vicor Corporation
Coupa Software Incorporated	Power Integrations, Inc.	Zscaler, Inc.

The Peer Data was changed after making compensation decisions for fiscal 2023 in order to better reflect our updated market capitalization and the relative market capitalization of the members of the Peer Data. The changes included removing Anaplan, Inc. Enphase Energy, Inc., Sunnova Energy International, Inc. and Zscaler, Inc. due to differences in market capitalization, and primary geographic location or labor market. Those companies were replaced with additional companies chosen for industry overlap, similar market capitalization, and projected growth valuation. The companies added to the Peer Data for fiscal year 2024 include Bloom Energy Corporation, Fastly, Inc., Lyft, Inc., New Relic, Inc., Teradata Corporation, and Vontier Corporation.

Compensation Setting Process

In the annual assessment of our executive compensation program, our Board and Compensation Committee consider a number of factors to determine compensation levels and design. Our Board and Compensation Committee adopts a holistic review of the Company’s executive compensation program and did not use a single method or measure in making compensation decisions nor did it adopt a policy for allocating between different compensation elements. In making fiscal 2023 compensation decisions, our Board and Compensation Committee considered the following factors:

•	The experience and skills of each named executive officer;

•	The scope of each named executive officer’s role;

•	The size and vesting schedules of existing equity holdings of each named executive officer;

•	A subjective assessment of the performance of each named executive officer;

•	The Company’s overall performance;

•	Internal parity among the named executive officers;

•	An analysis of competitive market conditions and the peer group described above; and

•	The recommendations of our CEO in the case of named executive officers other than himself.

Compensation decisions are informed by a variety of factors and the importance of each factor can vary from year to year.

Compensation Elements

The annual compensation of our named executive officers consists of three principal elements: base salary; annual cash bonus opportunities; and long-term incentives in the form of equity awards. The RSU and PRSU awards issued to our named executive officers in fiscal 2023 were designed to cover two years of equity award compensation applicable to fiscal years 2023 and 2024 and included an extended vesting schedule of five years. The structure of the awards and the vesting schedule is designed as though the RSU and PRSU awards were granted on an annual schedule over two consecutive years. The purpose of such a design was to properly incentivize our named executive officers to maintain a strong ownership mentality, to enhance immediate employment retention and to increase the potential compensation reward from equity holdings without granting more equity compensation than otherwise would have been awarded over the two years. As a result of the design of the fiscal 2023 RSU and PRSU awards we do not intend to grant additional equity awards to our named executive officers during fiscal 2024, other than in the event of a substantial change in roles or responsibilities for such executive officer.

The design of our executive compensation program is influenced by a variety of factors. We do not have a specific policy on the percentage allocation between short-term and long-term compensation elements. We also do not target specific percentiles and consider both Peer Data and internal relationships, contributions, experience, performance, and roles when making named executive officer compensation decisions. While the pay mix may vary from year to year, the ultimate goal is to achieve our compensation objectives as described above.

Base Salary

Base salaries are designed to provide a stable source of income for our named executive officers and reflect differences in roles, degree of difficulty to replace, experience, and performance. In general, the initial base salary of each of our named executive officers is established through arms-length negotiations at the time the officer is hired, considering the competitive market as well as the compensation received by the executive’s prior employer and predecessor within the Company. Thereafter base salaries are reviewed annually or in connection with any promotion or substantial change in duties. During our fiscal 2023 review of salary compensation for our executive officers, our Compensation Committee determined to implement salary adjustments to better reflect our transition from a private company to a public company and after giving consideration to the Peer Data as compared to the survey data previously used by the Compensation Committee in fiscal 2022. In addition, the salary for Mr. Hughes was adjusted to reflect the termination of a separate cash commission incentive plan previously available to him in fiscal year 2022 and his participation in our 2023 Cash Bonus program, described more completely below.

The base salaries of our named executive officers during fiscal 2023 were as follows:

Named Executive Officer	Fiscal 2022 Base Salary	Fiscal 2023 Base Salary
Mr. Romano	$500,000	$575,000
Mr. Jackson	$400,000	$430,000
Mr. Hughes	$350,000	$430,000
Mr. Sidle	$350,000	$410,000
Mr. Wilmer(1)	N/A	$475,000

(1)

Mr. Wilmer joined the Company on July 11, 2022, as our Chief Customer and Operations Officer with a base salary of $400,000 annually. Mr. Wilmer’s base salary was increased to $475,000 annually on December 22, 2022, in connection with his appointment as our Chief Operating Officer.

2023 Cash Bonus

Our 2023 Cash Bonus program was designed to incentivize achievement of key annual financial performance objectives. Each of our named executive officers has a target bonus expressed as a percentage of the officer’s base salary. These target bonus opportunities are typically reviewed annually. The resulting fiscal 2023 target bonus opportunities for our named executive officers were:

Named Executive Officer	Fiscal 2022 Target Bonus Opportunity (as a percentage of base salary)	Fiscal 2023 Target Bonus Opportunity (as a percentage of base salary)
Mr. Romano	100%	100%
Mr. Jackson	75%	75%
Mr. Hughes(1)	100%	75%
Mr. Sidle	50%	50%
Mr. Wilmer(2)	N/A	75%

(1)

Prior to fiscal 2023, Mr. Hughes was eligible to earn quarterly commissions up to an amount equal to 100% of his annual salary, with certain accelerators. In fiscal 2023, Mr. Hughes participated in our 2023 Cash Bonus program available to all our named executive officers and his target bonus opportunity was adjusted accordingly.

(2)

Mr. Wilmer joined the Company on July 11, 2022, as our Chief Customer and Operations Officer with a target bonus opportunity of 50% of salary. Mr. Wilmer’s target bonus opportunity was increased to 75% of salary on December 22, 2022, in connection with his appointment as our Chief Operating Officer. Mr. Wilmer’s final fiscal 2023 target bonus was pro-rated based on the number of days served during the period when he was eligible for a 50% of salary and 75% of salary target bonus opportunity, respectively.

For fiscal 2023, our Compensation Committee selected annual revenue and adjusted EBITDA as the performance metrics for our 2023 Cash Bonus program. These metrics were selected to balance top-line growth with a profitability measure to support growth in a disciplined manner with an objective to achieve future positive cash flow within our publicly-stated objectives. Revenue represents the Company’s total revenue measured in accordance with generally accepted accounting principles (GAAP). The Compensation Committee believes annual revenue is the best measure of overall sales performance for the Company and closely aligns with our stockholders’ expectations for our growth. For purposes of the 2023 Cash Bonus, adjusted EBITDA is defined as our non-GAAP gross margin minus non-GAAP operating expenses plus depreciation. The Compensation Committee believes adjusted EBITDA provides the correct and appropriate incentives for the management team to balance the growth and expansion of ChargePoint with its announced positive cash flow and profitability objectives.

The 2023 Cash Bonus program included two separate factors, a formulaic factor tied to the revenue and adjusted EBITDA performance metrics and a qualitative factor tied to a potential adjustment, which, when both added together, resulted in a maximum target bonus pool percentage of 200%. With regard to the formulaic factor, each performance metric of the 2023 Cash Bonus was weighted 50% and in order for our named executive officers to earn any bonus under this factor, we had to achieve at least 81.5% of the annual revenue target and 73.9% of the adjusted EBITDA target. The payout for the formulaic component of the 2023 Cash Bonus could be increased to 150% in the event the management team achieved up to 110% of the annual revenue target and 120% of the adjusted EBITDA target or could be decreased to 50% in the event we achieved the minimum targets for annual revenue and adjusted EBITDA. With respect to each performance metric, the target bonus percentage was adjusted using linear interpolation for achievement of final performance metrics between the minimum and maximum performance goals. We consider these specific target performance goals to be confidential commercial and financial information, the disclosure of which could result in competitive harm to us. The goals were designed to be challenging but achievable with strong execution against our operating plan.

The second factor used in the 2023 Cash Bonus program was an independent potential qualitative factor adjustment equal to any percentage within the range of plus or minus (+/-) 50% based on the Compensation Committee’s qualitative assessment of the Company’s performance relative to the revenue and adjusted EBITDA goals, in addition to special or significant achievements with respect to employees, customers, partners and stockholders.

We achieved 85% of the revenue target and 91% of the adjusted EBITDA target resulting in an aggregate 2023 Cash Bonus payout formulaic percentage of 75%. The Compensation Committee and Board did not apply any qualitative factor adjustment to the final 2023 Cash Bonus payout so the final 2023 Cash Bonus reflected only the achievement of the formulaic factor. As a result of the achievement of 75% of the 2023 Cash Bonus performance goals, our named executive officers became eligible for a cash bonus equal to 75% of their respective fiscal 2023 target bonus opportunity as set forth in the table above. The final 2023 Cash Bonus amounts payable to our named executive officers for fiscal 2023 appear in the “Non-Equity Incentive Plan Compensation” column of our Fiscal Year 2023 Summary Compensation Table below.

Equity Compensation

Equity awards are an important part of our executive compensation strategy as we believe they help align our named executive officers’ long-term incentives with those of our stockholders and provide longer term retention incentives. Prior to the Business Combination, we used stock options as our primary form of equity compensation. Following completion of the Business Combination in fiscal 2022, we introduced RSUs as our primary equity compensation vehicle. In general, we grant RSUs in connection with the hire and promotion of a named executive officer and in connection with retention purposes aligned with our annual review process. In fiscal 2023, we introduced PRSUs for the purpose of more completely aligning our overall executive compensation objectives with specific and measurable shareholder total return goals tied to increasing our common stock price. As a result, in fiscal 2023, our total equity compensation strategy was 50% time-based RSUs and 50% PRSUs.

The RSU and PRSU awards issued to our named executive officers in fiscal 2023 were designed to cover two years of equity award compensation applicable to fiscal years 2023 and 2024 and included an extended vesting schedule of five years. The structure of the awards and the vesting schedule is designed as though the RSU and PRSU awards were granted on an annual schedule over two consecutive years. The purpose of such a design was to properly incentivize our named executive officers to maintain an ownership mentality, to enhance immediate employment retention, and to increase the potential compensation reward from equity holdings without granting more equity compensation than otherwise would have been awarded over the two years. We believe that this design aligns our executives’ interests with those of our stockholders through stock price appreciation targets that correlate with our stockholders’ total return and are tied to increasing our common stock price. As a result of the design of the fiscal 2023 RSU and PRSUs, we do not intend to grant additional equity awards to our named executive officers during fiscal 2024, other than in the event of a substantial change in roles or responsibilities of such executive officer.

RSU Grants

In fiscal 2023, our named executive officers received RSU awards, with the size of these RSU awards determined after a review of each officer’s role, responsibilities and performance, each officer’s existing equity position, our overall compensation and retention objectives and the Peer Data. The RSU awards granted in fiscal 2023 to our named executive officers are set forth below. The grant date fair value of these fiscal 2023 RSU awards are included in the “Stock Awards” column of our Fiscal Year 2023 Summary Compensation Table:

Name	Grant Date Value of RSUs ($)
Pasquale Romano(1)	8,248,673
Rex Jackson(2)	4,124,336
Michael Hughes(2)	4,124,336
Eric Sidle(2)	1,649,725
Rick Wilmer(3)	4,944,190

(1)

The RSUs are subject to a service-based vesting requirement, which will be satisfied over a 3-year period starting after June 20, 2024, with respect to 1/12th of the shares underlying the RSU quarterly, provided that Mr. Romano remains in continuous service on each such vesting date.

(2)

The RSUs are subject to a service-based vesting requirement, which will be satisfied over a 5-year period commencing on June 20, 2022, with respect to 1/20th of the shares underlying the RSU quarterly, provided that the executive officer remains in continuous service on each such vesting date.

(3)

Mr. Wilmer was granted two separate RSU awards in fiscal 2023. $3,336,539 of the RSUs are subject to a service-based vesting requirement, which shall be satisfied over a 5-year period pursuant to which 20% of the RSUs will vest on June 20, 2023, and the remainder will vest in equal quarterly installments thereafter, provided that Mr. Wilmer remains in continuous service on each such vesting date. $1,607,651 of the RSUs are subject to a service-based vesting requirement, which will be satisfied over a 4-year period commencing on March 20, 2023, with respect to 6.25% of the RSUs and the remainder in equal quarterly installments thereafter, provided that Mr. Wilmer remains in continuous service on each such vesting date.

Our CEO, Mr. Romano, was granted a significant option award in fiscal 2021 and was not granted an RSU award in fiscal 2022 at the time when the then-serving named executive officers were granted equity awards. A substantial portion of Mr. Romano’s existing outstanding unvested equity is scheduled to vest in January 2024. As a result, in order to provide sufficient incentive and retention objectives, our CEO’s fiscal 2023 RSU award was granted so that it does not commence vesting until June 2024 and vests in quarterly installments thereafter for three years to align with the vesting schedule of the fiscal 2023 RSU awards granted to our other executive officers. The RSU awards for our other named executive officer vest over five years, rather than the four-year schedule we use for most employee grants to reflect that the grant is intended to cover two years of equity compensation and should not vest sooner than as if the awards were granted under an annual award schedule in consecutive years. Mr. Wilmer was granted two RSUs awards in fiscal 2023. The initial RSU award, in the amount of 217,932 shares, was granted to Mr. Wilmer in connection with his initial hiring as our Chief Customer and Operations Officer in July 2022. Mr. Wilmer’s second RSU award, in the amount of 180,635 shares, was granted to him December 2022, in connection with his promotion to Chief Operating Officer.

PRSU Grants

In fiscal 2023, we introduced PRSUs as an element of our executive compensation program, with our named executive officers receiving PRSU awards as 50% of their target annual equity grant. The size of these awards was determined in fiscal 2023 after a review of each officer’s role, responsibilities and performance, each officer’s existing equity position, our overall compensation and performance-based objectives and the Peer Data. Vesting of the PRSUs is dependent upon the satisfaction of both performance- and service-based conditions. The performance-based condition is achieved if the closing price of our common stock is greater than or equal to the applicable stock price appreciation target for at least 20 consecutive trading days at any time during the five-year performance period for the PRSU awards, ending on the fifth anniversary of the date of grant. There are three stock appreciation targets applicable to each PRSU award, the achievement of which will cause the performance-based condition to be satisfied with respect to the following percentage of each award (each of which we refer to as a tranche):

•	$17 per share/25% of the total PRSUs;

•	$22 per share/35% of the total PRSUs; and

•	$30 per share/40% of the total PRSUs.

Other than in the case of the PRSUs granted to our CEO, Mr. Romano, which is described below, the PRSUs are also subject to service-based vesting conditions prior to and following achievement of the market condition, with vesting occurring quarterly over five-years from the date of grant. PRSUs that satisfy the achievement of service-based conditions but have not satisfied performance-based conditions are not vested and not released. Conversely, in the event any performance-based condition is satisfied with respect to the PRSUs, any portions of the PRSUs awards that have satisfied the service-based conditions will be deemed fully vested and will be released. PRSUs earned by our CEO, Mr. Romano, is subject to a back-end loaded service-based vesting schedule with quarterly installments over a three-year period beginning June 2024 until June 2027. The purpose of including a service-based vesting condition to the performance-based stock performance requirement is designed to ensure that a high performing management team is retained after performance-based performance goals are achieved. PRSUs that do not satisfy the performance-based stock price conditions are not eligible to vest and will be forfeited five years after the date of grant. Once the performance-based condition for an applicable tranche has been achieved, the PRSUs service-based vesting dates are each March 20th, June 20th, September 20th, and December 20th. As of January 31, 2023, no portion of the PRSUs had vested.

The PRSU awards granted in fiscal 2023 to our named executive officers are set forth below. The grant date fair value of these fiscal 2023 PRSU awards are included in the “Stock Awards” column of our Fiscal Year 2023 Summary Compensation Table:

Name	Grant Date Value of PRSUs ($)(1)
Pasquale Romano(2)	7,499,638
Rex Jackson	3,749,820
Michael Hughes	3,749,820
Eric Sidle	1,499,924
Rick Wilmer(3)	3,499,996

(1)

Other than for Mr. Romano and Mr. Wilmer, the service-based conditions applicable to 1/20th of the PRSUs subject to each tranche will be satisfied if such officer remains in continuous service from the date of the grant until each PRSU vesting date occurring after June 20, 2022, or, if later, until the first PRSU vesting date after the applicable stock price appreciation target is achieved. The PRSUs service-based vesting dates are each March 20th, June 20th, September 20th, and December 20th.

(2)

In the case of Mr. Romano, the service-based conditions applicable to 1/12th of the PRSUs subject to each tranche will be satisfied if he remains in continuous service from the date of the grant until each PRSU vesting date occurring after June 20, 2024, or, if later, until the first PRSU vesting date after the applicable stock price appreciation target is achieved. The PRSUs service-based vesting dates are each March 20th, June 20th, September 20th, and December 20th.

(3)

In the case of Mr. Wilmer, the PRSUs will vest over a 5-year period. 20% of the PRSUs shall vest June 20, 2023, and the remainder shall vest in equal quarterly installments thereafter, provided he remains in continuous service on each such vesting date or, if later, until the first PRSU vesting date after the applicable stock price appreciation target is achieved. The PRSU’s service-based quarterly vesting dates are March 20th, June 20th, September 20th and December 20th.

Annualized Equity Grants

The following 2023 RSU and 2023 PRSU Award Two-Year Annualized Grant Table shows the aggregate grant date fair value of the 2023 RSU and 2023 PRSU awards on an actual basis and on any annualized basis with the full grant date fair value of each equity award represented over a two-year period.

2023 RSU and 2023 PRSU Award Two-Year Annualized Grant Table(1)

Name	2023 RSU (Actual) ($)	2023 PRSU (Actual) ($)	Total Grant Value (Actual) ($)	2023 RSU(2) (Annualized) ($)	2023 PRSU(2) (Annualized) ($)	Total Grant Value(2) (Annualized) ($)
Pasquale Romano	8,248,673	7,499,638	15,748,310	4,124,336	3,749,819	7,874,155
Rex Jackson	4,124,336	3,749,820	7,874,156	2,062,168	1,874,910	3,937,078
Michael Hughes	4,124,336	3,749,820	7,874,156	2,062,168	1,874,910	3,937,078
Eric Sidle	1,649,725	1,499,924	3,149,649	824,862	749,962	1,574,824
Rick Wilmer	4,944,190	3,499,996	8,444,186	2,472,095	1,749,998	4,222,093

(1)

The amounts in this table represent the aggregate grant date fair value of RSU or PRSU awards, as applicable, granted to the named executive officer computed in accordance with FASB ASC Topic 718. See Note 13 of the notes to our consolidated financial statements included in our Annual Report on Form 10-K filed on April 3, 2023, for a discussion of the assumptions made in determining the grant date fair value of our equity awards.

(2)

The amount in this column represents the aggregate grant date fair value of RSU or PRSU awards, as applicable, annualized over a two-year period to reflect the period that the front-loaded award was intended to cover.

Performance-Based Compensation

We believe that aligning our executive compensation with the long-term growth of ChargePoint is in the best interest of our stockholders. As a result, a substantial portion of the total compensation granted to our executive officers in fiscal 2023 was made subject to the achievement of specific performance objectives, in the case of our 2023 Cash Bonus program, to the achievement of specific revenue and adjusted EBITDA targets, and in the case of our PRSUs to the achievement of specific stock price appreciation targets.

The portion of the total compensation granted to our named executive officers in fiscal 2023 that is subject only to service-based requirements and subject to performance-based requirements is set forth below.

	Service-Based Compensation Components(1)			Performance-Based Compensation Components(1)
Name	Salary ($)	2023 RSU(2) ($)	All Other Compensation ($)	2023 Cash Bonus(3) (Target) ($)	2023 Cash Bonus (Actual) ($)	2023 PRSUs(2) (Target) ($)	2023 PRSUs (Vested) ($)
Pasquale Romano	562,500	8,248,673	13,472	575,000	431,250	7,499,638	—
Rex Jackson	425,000	4,124,336	—	322,500	241,875	3,749,820	—
Michael Hughes	416,667	4,124,336	4,016	322,500	241,875	3,749,820	—
Eric Sidle	400,000	1,649,725	224,037	205,000	153,750	1,499,924	—
Rick Wilmer	232,628	4,944,190	—	128,904	96,678	3,499,996	—

(1)

The amounts in this table, other than the column “2023 Cash Bonus (Target)” are based on actual compensation earned or granted to our executive officer as set forth in our Fiscal Year 2023 Summary Compensation Table.

(2)

The amounts in this column represent the aggregate grant date fair value of RSU or PRSU awards, as applicable, granted to the executive officer computed in accordance with FASB ASC Topic 718. See Note 13 of the notes to our consolidated financial statements included in our Annual Report on Form 10-K filed on April 3, 2023, for a discussion of the assumptions made in determining the grant date fair value of our equity awards.

(3)	The amounts in the column “2023 Cash Bonus (Target)” is the target cash bonus opportunity for each executive officer assuming achievement of 100% of the performance-based targets.

The percentage of the total target compensation granted to our named executive officers in fiscal 2023 that is subject only to service-based requirements and subject to performance-based requirements, and therefore “at-risk” is set forth below.

Health and Welfare Benefits

Our named executive officers are eligible to participate in the same employee benefit plans, and on the same terms and conditions, as all other full-time, salaried employees. In the U.S. these benefits include medical, dental, and vision insurance, an employee assistance program, health and dependent care flexible spending accounts, health savings account, basic life insurance, accidental death and dismemberment insurance, short-term and long-term disability insurance and commuter benefits.

We design our employee benefits programs to be affordable and competitive in relation to the market. We adjust our employee benefits programs as needed based upon regular monitoring of applicable laws and practices and the competitive market. In structuring these benefit programs, we seek to provide an aggregate level of benefits that are comparable to those provided by similar companies.

Retirement Benefits

We maintain a 401(k) retirement plan for our employees, including our named executive officers. Currently, we do not provide company matching contributions to participants in the Section 401(k) plan.

We do not provide pension arrangements for our named executive officers or other employees, nor do we provide any nonqualified defined contribution or other deferred compensation plans to any of our employees.

Perquisites and other Personal Benefits

Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly in fiscal 2023, we provided limited perquisites to Messrs. Romano and Hughes. We provided each with spouse travel and expenses to an annual vacation award for top sales performers.

In the future, we may provide perquisites or other personal benefits if our Compensation Committee deems it appropriate, for example if helpful in recruiting an individual or to assist an individual in the performance of his or her duties, particularly for roles that are outside the United States where certain perquisites are more common.

Employment Arrangements

We have entered into employment offer letters with each of our named executive officers setting forth the initial terms of the officer’s employment. Offer letters with our U.S. named executive officers provide that the officer’s employment will be “at will” and may be terminated at any time.

Severance and Change in Control Protection

In connection with becoming a publicly-traded company, we entered into severance and change in control agreements with each of our named executive officers after the consummation of the Business Combination. We also enter into the same form of severance and change in control agreement with each new executive officer that joins us, such as in the case of Mr. Wilmer who joined ChargePoint in July 2022. These agreements provide for cash severance in connection with qualifying terminations of employment before and after a change in control and for equity acceleration in the event of qualifying terminations of employment in connection with a change in control. The agreements have three-year terms beginning on the consummation of the Business Combination and are set to expire in March of 2024. The shorter term allows our Compensation Committee to reassess the terms and conditions periodically.

The primary purpose of the change in control benefits in these agreements is to keep our named executive officers focused on pursuing corporate transaction activity that is viewed to be in the best interests of our stockholders regardless of whether those transactions may result in their own job loss. We also believe it is necessary to offer these protections in order to offer competitive compensation packages.

As noted above, Mr. Sidle resigned, effective January 31, 2023. In connection with such resignation and based on Mr. Sidle’s agreement to provide transition services, Mr. Sidle and the Company entered into a Transition and Separation Agreement and General Release (the “Sidle Agreement”). Under the terms of the Sidle Agreement, Mr. Sidle continued to provide transition services through March 30, 2023 (the “Transition Period”) and, during the Transition Period, continued to receive payment of his base salary as in effect on his resignation date and participated in the Company’s welfare and retirement benefit plans, subject to the terms and conditions of those plans. During the Transition Period, Mr. Sidle continued to provide substantial services to us in the form of continuing project management services, transition of responsibilities and assistance with key vendor selection processes related to contract manufactures. At the end of the Transition Period, Mr. Sidle further entered into a separate release agreement in favor of ChargePoint upon his final separation from service. Mr. Sidle’s equity incentive awards remained outstanding and continued to vest in accordance with their terms during the Transition Period. In addition, Mr. Sidle remained eligible to receive his fiscal 2023 bonus. Following the conclusion of the Transition Period, Mr. Sidle’s employment with the Company terminated and he became eligible to receive severance benefits in accordance with the terms of his existing severance and change in control agreement as well as reimbursement for the employer portion of monthly COBRA premiums until September 30, 2023.

For detailed descriptions of the post-employment compensation arrangements with our named executive officers, as well as an estimate of the potential payments and benefits payable under these arrangements, including the amounts received by Mr. Sidle in connection with his termination of employment, see “Fiscal 2023 Potential Payments upon Termination or Change in Control” below.

Stock Ownership Policy

In March 2023, we adopted stock ownership guidelines requiring that our executive officers achieve and maintain minimum levels of ownership of our common stock. The levels are based on multiples of each officer’s base salary. The Compensation Committee established the stock ownership policy in February 2023 based on its review of market practices. The Compensation Committee, with input from management, recommended to our Board in March 2023 to adopt the Stock Ownership Policy and include it in our Corporate Governance Guidelines. Under our policy, our CEO is required to hold at least five (5) times the value of the CEO’s base salary in our common stock and our other executive officers are required to hold at least one (1) time the value of their respective base salary in our common stock. The CEO and other executive officers are expected to achieve ownership of our common stock within five years of the date of the CEO’s or other executive officer’s appointment, as applicable, such ownership is required to be maintained through such officer’s term of service. This policy is intended to align the interests of our key executives with the interests of our stockholders by maintaining a strong link between the Company’s long-term success and the ultimate compensation of key executives. The stock ownership requirements are as follows:

Positions	Stock Ownership Level (Multiple of Base Salary)
Chief Executive Officer	5X
All Other Named Executive Officers	1X

Report of the Compensation and Organizational Development Committee2

Our Compensation and Organizational Development Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussion, our Compensation and Organizational Development Committee has recommended to our Board of Directors that the Compensation Discussion and Analysis be incorporated by reference into our Annual Report on Form 10-K for the year ended January 31, 2023, and included in this proxy statement.

Respectfully submitted by the members of the Compensation and Organizational Development Committee of our Board of Directors:

Michael Linse (Chair)

Bruce Chizen

Mark Leschly

[2]

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of ChargePoint Holdings, Inc. under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Fiscal Year 2023 Summary Compensation Table

The following table shows information regarding the compensation of our named executive officers for the fiscal year ended January 31, 2023 and, to the extent required by SEC disclosure rules, the fiscal years ended January 31, 2022 and January 31, 2021.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards (1) ($)	Option Awards (1) ($)		Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)		Total ($)
Pasquale Romano	2023	562,500	—	15,748,311	—		431,250		13,472	(6)	16,755,533
Chief Executive Officer	2022	500,000	—	—	43,823,305	(3)	—		14,355,780	(2)	58,679,085
	2021	454,167	405,000	—	—		—		—		859,167

Rex Jackson(4)	2023	425,000	—	7,874,156	—		241,875		—		8,541,031
Chief Financial Officer	2022	362,500	90,000	9,555,000	—		—		3,181,229	(2)	13,188,729

Michael Hughes	2023	416,667	—	7,874,156	—		241,875		4,016	(6)	8,536,714
Chief Commercial and Revenue Officer	2022	345,833	—	4,095,000	—		383,250	(5)	2,699,709	(2)	7,523,793
	2021	272,500	97,200	—	—		294,000	(5)	—		663,700

Eric Sidle(4)	2023	400,000	—	3,149,649	—		153,750		224,037	(6)	3,927,436
Chief Technology Officer	2022	350,000	52,500	1,365,000	—		—		1,225,637	(2)	2,993,137
	2021	317,917	151,200	—	—		—		—		469,117

Rick Wilmer(4)	2023	232,628	—	8,444,186	—		96,678		—		8,773,492
Chief Operating Officer

(1)

The amounts in this column represent the aggregate grant date fair value of stock and option awards granted to the officer in the applicable fiscal year computed in accordance with FASB ASC Topic 718. See Note 13 of the notes to our consolidated financial statements included in our Annual Report on Form 10-K filed on April 3, 2023, for a discussion of the assumptions made in determining the grant date fair value of our equity awards. In accordance with SEC rules, the grant date fair value of an award subject to a performance condition is based on the probable outcome of the performance condition. Under FASB ASC Topic 718, the vesting condition related to the PRSUs is considered a market condition and not a performance condition. Accordingly, there is no grant date fair value below or in excess of the amount reflected in the table above for the named executive officers that could be calculated and disclosed based on achievement of the underlying market condition.

(2)

Reflects the value of shares of our common stock issued to holders of vested options upon achievement of earnout conditions in connection with the Business Combination. See Note 12 of the notes to our consolidated financial statements included in our Annual Report on Form 10-K filed on April 3, 2023, for a discussion of the contingent earnout shares.

(3)

Reflects the incremental fair value associated with a modification of an option granted to Mr. Romano in the fiscal year ended January 31, 2020. As originally granted, the option was eligible to vest if we achieved positive operating income for the fiscal year ending January 31, 2024. Effective upon consummation of the Business Combination, the option was amended so that it will fully vest in a single installment on January 31, 2024, subject to Mr. Romano’s service through the vesting date.

(4)

Mr. Jackson was employed by us, but was not a named executive officer, in the fiscal years ending January 31, 2021. Accordingly, compensation information is only provided for the fiscal years ending January 31, 2022 and January 31, 2023. Mr. Wilmer commenced employment with us in July 2022. Mr. Sidle resigned as our Chief Technology Officer effective January 31, 2023, and separated from service with us effective March 30, 2023.

(5)	Reflects sales commissions.

(6)

In the case of Messrs. Romano and Hughes, includes travel and accommodations for themselves and their respective spouses in connection with a corporate event. In the case of Mr. Sidle, includes the full amount of salary severance benefit ($205,000) and COBRA payments ($19,037) pursuant to his Transition and Separation Agreement and General Release, dated January 10, 2023.

Fiscal 2023 Grants Of Plan-Based Awards Table

The following table sets forth certain information regarding each plan-based award granted to our named executive officers during our fiscal year ended January 31, 2023.

Name	Date of Board/ Committee Approval(1)	Grant Date(1)										All Other Stock Awards: Number of Shares of Stock or Units (#)		Grant Date Fair Value of Stock and Option Awards (3) ($)
			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)		Target (#)		Maximum (#)
Pasquale Romano	5/25/22	6/1/22	—	—	—	179,083	(4)	250,716	(4)	286,533	(4)	—		7,499,638
	5/25/22	6/1/22	—	—	—	—		—		—		662,544	(5)	8,248,673
	N/A	N/A	287,500	575,000	862,500	—		—		—		—		—
Rex Jackson	5/25/22	6/1/22	—	—	—	89,542	(6)	125,358	(6)	143,266	(6)	—		3,749,820
	5/25/22	6/1/22	—	—	—	—		—		—		331,272	(7)	4,124,336
	N/A	N/A	161,250	322,500	483,750	—		—		—		—		—
Michael Hughes	5/25/22	6/1/22	—	—	—	89,542	(6)	125,358	(6)	143,266	(6)	—		3,749,820
	5/25/22	6/1/22	—	—	—	—		—		—		331,272	(7)	4,124,336
	N/A	N/A	161,250	322,500	483,750	—		—		—		—		—
Eric Sidle	5/25/22	6/1/22	—	—	—	35,817	(6)	50,143	(6)	57,306	(6)	—		1,499,924
	5/25/22	6/1/22	—	—	—	—		—		—		132,508	(7)	1,649,725
	N/A	N/A	102,500	205,000	307,500	—		—		—		—		—
Rick Wilmer	8/23/22	9/1/22	—	—	—	65,257	(8)	91,359	(8)	104,412	(8)	—		3,499,996
	8/23/22	9/1/22	—	—	—	—		—		—		217,932	(9)	3,336,539
	12/22/22	12/22/22	—	—	—	—		—		—		180,635	(10)	1,607,651
	N/A	N/A	64,452	128,904	193,356	—		—		—		—		—

(1)

Pursuant to our equity grant policy, unless the board or compensation committee approves an exception, employee equity awards are granted effective as of March 1, June 1, September 1 and December 1 each year.

(2)

Represents each officer’s fiscal 2023 Cash Bonus opportunity as described in greater detail in “Compensation Discussion and Analysis” above. The actual fiscal 2023 bonuses paid to our named executive officers are reported in the “Non-Equity Incentive Plan Compensation” column of the Fiscal Year 2023 Summary Compensation Table. In the case of Mr. Wilmer, his fiscal 2023 Cash Bonus opportunity was pro-rated based on his service during the year as well as the number of days he was eligible for a 50% and 75% target bonus opportunity.

(3)

The amounts in this column represent the aggregate grant date fair value of the equity awards granted to the officer computed in accordance with FASB ASC Topic 718. See Note 13 of the notes to our consolidated financial statements included in our Annual Report on Form 10-K filed on April 3, 2023 for a discussion of the assumptions made in determining the grant date fair value of our equity awards.

(4)

Represents PRSU awards made pursuant to our 2021 Equity Incentive Plan. The service-based conditions applicable to 1/12th of the PRSUs subject to each tranche will be satisfied if Mr. Romano remains in continuous service from the date of the grant until each PRSU vesting date occurring after June 20, 2024, or, if later, until the first PRSU vesting date after the applicable stock price appreciation target is achieved. The stock price appreciation targets are described in greater detail in “Compensation Discussion and Analysis” above. The PRSU’s service-based vesting dates are each March 20th, June 20th, September 20th, and December 20th.
(5)

Represents RSU awards made pursuant to our 2021 Equity Incentive Plan. The RSUs are subject to a service-based vesting requirement, which shall be satisfied over a 3-year period after June 20, 2024, with respect to 1/12th of the shares underlying the RSU quarterly, provided that Mr. Romano remains in continuous service on each such vesting date.

(6)

Represents PRSU awards made pursuant to our 2021 Equity Incentive Plan. The service-based conditions applicable to 1/20th of the PRSUs subject to each tranche will be satisfied if such officer remains in continuous service from the date of the grant until each PRSU vesting date occurring after June 20, 2022, or, if later, until the first PRSU vesting date after the applicable stock price appreciation target is achieved. The stock price appreciation targets are described in greater detail in “Compensation Discussion and Analysis” above. The PRSU’s service-based vesting dates are each March 20th, June 20th, September 20th, and December 20th.

(7)

Represents RSU awards made pursuant to our 2021 Equity Incentive Plan. The RSUs are subject to a service-based vesting requirement, which shall be satisfied over a 5-year period commencing on June 20, 2022, with respect to 1/20th of the shares underlying the RSU quarterly, provided that the executive officer remains in continuous service on each such vesting date.

(8)

Represents PRSU awards made pursuant to our 2021 Equity Incentive Plan. The service-based conditions applicable to the PRSUs will vest over a 5-year period. 20% of the PRSUs shall vest June 20, 2023, and the remainder shall vest in equal quarterly installments, thereafter, provided Mr. Wilmer remains in continuous service on each such vesting date or, if later, until the first PRSU vesting date after the applicable stock price appreciation target is achieved. The stock price appreciation targets are described in greater detail in “Compensation Discussion and Analysis” above. The PRSU’s service-based quarterly vesting dates are March 20th, June 20th, September 20th and December 20th.

(9)

Represents RSU awards made pursuant to our 2021 Equity Incentive Plan. The RSUs are subject to a service-based vesting requirement, which shall be satisfied over a 5-year period pursuant to which 20% of the RSUs shall vest on June 20, 2023, and the remainder shall vest in equal quarterly installments thereafter, provided that Mr. Wilmer remains in continuous service on each such vesting date.

(10)

Represents RSU awards made pursuant to our 2021 Equity Incentive Plan. The RSUs are subject to a service-based vesting requirement, which shall be satisfied over a 4-year period commencing on March 20, 2023 with respect to 6.25% of the RSUs and the remainder in equal quarterly installments thereafter, provided that Mr. Wilmer remains in continuous service on each such vesting date.

Outstanding Equity Awards at Fiscal Year 2023 Year-End

The following table provides information regarding outstanding equity awards held by our named executive officers as of January 31, 2023.

The vesting schedule applicable to each outstanding award is described in the footnotes to the table below. For information regarding the vesting acceleration provisions applicable to our named executive officers’ equity awards, see “Fiscal 2023 Potential Payments Upon Termination or Change in Control” below.

		Option Awards							Stock Awards
Name	Vesting Start Date	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(11)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(10)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(10)
Pasquale Romano	11/06/14	989,712		—		—	0.27	11/05/24	—		—	—		—
	02/01/20	—		1,494,900	(1)	—	0.76	6/1/2030	—		—	—		—
	11/01/17	2,210,534		0		—	0.84	01/25/28	—		—	—		—
	10/23/19	1,090,040	(2)	404,860	(2)	—	0.76	10/22/29	—		—	—		—
	06/01/22	—		—		—	—	—	662,544	(3)	8,043,284	—		—
	06/01/22	—		—		—	—	—	—		—	179,083	(7)	2,174,068
Rex Jackson	05/29/18	1,476,060		—		—	0.56	07/06/28	—		—	—		—
	02/26/21	—		—		—	—	—	100,000	(4)	1,214,000	—		—
	02/26/21	—		—		—	—	—	75,000	(4)	910,500	—		—
	06/01/22	—		—		—	—	—	298,145	(5)	3,619,480	—		—
	06/01/22	—		—		—	—	—	—		—	89,542	(8)	1,087,040
Michael Hughes	08/27/18	1,191,174		—		—	0.56	08/27/28	—		—	—		—
	02/26/21	—		—		—	—	—	75,000	(4)	910,500	—		—
	06/01/22	—		—		—	—	—	298,145	(5)	3,619,480	—		—
	06/01/22	—		—		—	—	—	—		—	89,542	(8)	1,087,040
Eric Sidle(12)	05/29/19	93,643	(2)	24,912	(2)	—	0.76	05/29/29	—		—	—		—
	02/26/21	—		—		—	—	—	25,000	(4)	303,500	—		—
	06/01/22	—		—		—	—	—	119,258	(5)	1,447,792	—		—
	06/01/22	—		—		—	—	—	—		—	35,817	(8)	434,818
Rick Wilmer	07/11/22	—		—		—	—	—	217,932	(6)	2,645,694	—		—
	12/22/22	—		—		—	—	—	180,635	(4)	2,192,909	—		—
	07/11/22	—		—		—	—	—	—		—	65,257	(9)	792,220

(1)	Option vests in a single installment on January 31, 2024, subject to the named executive officer’s continuous service through the applicable vesting date.
(2)

Option vests in 48 equal monthly installments beginning with the vesting commencement date set forth above, subject to the named executive officer’s continued employment through the applicable vesting date.

(3)

Represents the unvested portion of RSU award vesting which vests in 12 equal quarterly installments on each March 20, June 20, September 20 and December 20 after June 20, 2024, subject to the named executive officer’s continued employment through the applicable vesting date.

(4)

Represents the unvested portion of an RSU award which vests in 16 equal quarterly installments on each March 20, June 20, September 20 and December 20 after the vesting start date above, subject to the named executive officer’s continued employment through the applicable vesting date.

(5)

Represents the unvested portion of RSU award vesting which vests in 20 equal quarterly installments on each March 20, June 20, September 20 and December 20 after the vesting start date above, subject to the named executive officer’s continued employment through the applicable vesting date.

(6)

Represents the unvested portion of RSU award which shall vest over a 5-year period. 20% of the RSUs shall vest on June 20, 2023, and the remainder shall vest in equal quarterly installments thereafter, on each March 20, June 20, September 20 and December 20, subject to the named executive officer’s continued employment through the applicable vesting date.

(7)

Represents the unearned portions of PRSU awards. The service-based conditions applicable to 1/12th of the PRSUs subject to each tranche will be satisfied if Mr. Romano remains in continuous service from the date of the grant until each PRSU vesting date occurring after June 20, 2024, or, if later, until the first PRSU vesting date after the applicable stock price appreciation target is achieved. The stock price appreciation targets are described in greater detail in “Compensation Discussion and Analysis” above and must be achieved on or prior to the five-year anniversary of the grant date. The PRSUs service-based vesting dates are each March 20, June 20, September 20 and December 20.

(8)

Represents the unearned portions of PRSU awards. The service-based conditions applicable to 1/20th of the PRSUs subject to each tranche will be satisfied if such officer remains in continuous service from the date of the grant until each PRSU vesting date occurring after June 20, 2022, or, if later, until the first PRSU vesting date after the applicable stock price appreciation target is achieved. The stock price appreciation targets are described in greater detail in “Compensation Discussion and Analysis” above and must be achieved on or prior to the five-year anniversary of the grant date. The PRSUs service-based vesting dates are each March 20, June 20, September 20 and December 20.

(9)

Represents the unearned portions of PRSU awards. The service-based conditions applicable to the PRSUs will vest over a 5-year period. 20% of the PRSUs shall vest June 20, 2023, and the remainder shall vest in equal quarterly installments, thereafter, provided Mr. Wilmer remains in continuous service on each such vesting date or, if later, until the first PRSU vesting date after the applicable stock price appreciation target is achieved. The stock price appreciation targets are described in greater detail in “Compensation Discussion and Analysis” above and must be achieved on or prior to the five-year anniversary of the grant date. The PRSU’s service-based quarterly vesting dates are March 20, June 20, September 20 and December 20.

(10)

The total amounts and values reported equals the total number of unvested PRSUs granted in fiscal 2023 that may be earned and vest based on the Company’s stock price appreciation performance targets over a five-year period, at the threshold level, held by each named executive officer and the market value of such awards, determined by multiplying the number of unvested PRSUs, at the threshold level, by the market price of the Company’s common stock at the close of the last trading day in fiscal 2023, which was $12.14 per share. In calculating the number of PRSUs and their value, we are required by SEC rules to compare our performance through fiscal 2023 under the PRSU grants against the threshold, target and maximum performance levels for the grant and report in these columns the applicable potential share number and payout amount. If the performance is between levels, we are required to report the potential payout at the next highest level. Through January 31, 2023, we were below threshold levels of the stock price appreciation performance targets and have accordingly reported the PRSUs at the threshold award level. The stock price appreciation targets are described in greater detail in “Compensation Discussion and Analysis” above and must be achieved on or prior to the five-year anniversary of the grant date. The PRSUs service-based vesting dates are each March 20, June 20, September 20 and December 20.

(11)	In accordance with SEC rules market value is based on the closing price of our common stock on the last trading day of fiscal 2023 of $12.14 per share multiplied by the number of unvested RSUs.
(12)

Mr. Sidle separated from service with ChargePoint effective March 30, 2023. In connection with his separation from the Company, Mr. Sidle forfeited his unvested equity awards as of the date of his separation.

Fiscal 2023 Option Exercises and Stock Vested Table

The following table shows the number of shares our named executive officers acquired upon exercise of options and vesting of RSUs during the fiscal year ending January 31, 2023.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
Pasquale Romano	875,802	11,783,392	—	—
Rex Jackson	50,196	510,493	120,627	1,708,141
Michael Hughes	200,000	3,153,915	70,627	977,766
Eric Sidle	433,656	5,520,059	25,750	354,579
Rick Wilmer	—	—	—	—

(1)	In accordance with SEC rules, value realized is based on the closing price of our common stock on the date of exercise less the exercise price multiplied by the number of shares exercised.
(2)	In accordance with SEC rules, value realized is based on the closing price of our common stock on the vesting date multiplied by the number of shares vested.

Fiscal 2023 Potential Payments Upon Termination or Change in Control

Each of our named executive officers is entitled to severance payments pursuant to their severance and change in control agreements. These agreements have a three-year term from closing of the Business Combination and supersede any severance provisions in the officer’s offer letter or employment agreement. Pursuant to these agreements, if a named executive officer’s employment is terminated by ChargePoint without Cause (as defined below) or if the officer resigns for Good Reason (as defined below) (either of which, an “Involuntary Termination”), the officer is eligible to receive a lump sum payment equal to six months of the officer’s then current base salary and COBRA premiums. If an Involuntary Termination occurs within 3 months prior to, or within 12 months after, a Change in Control, then the cash severance payment the officer is eligible to receive is increased to 12 months of the officer’s base salary and COBRA premiums, 100% of the officer’s time-based equity awards outstanding at the time the officer’s employment terminates will vest and any outstanding performance-based equity awards will vest at the greater of the target level of achievement or based on actual performance, other than with respect to the fiscal 2023 PRSUs. As a condition to the receipt of severance benefits, the officer must execute a release of claims, resign from all positions with ChargePoint and return all company property. Mr. Jackson previously waived any severance benefits in connection with an Involuntary Termination other than in connection with a Change in Control.

For purposes of the severance and acceleration benefits described above, the terms “Cause,” “Change in Control” and “Good Reason” have the following meanings:

“Cause” means a named executive officer’s unauthorized use or disclosure of our confidential information or trade secrets which causes material harm, material breach of any agreement with us, material failure to comply with our written policies or rules, conviction of (or plea of guilty or “no contest” to) a felony, gross negligence or willful misconduct in the performance of the officer’s duties, continuing failure to perform assigned duties or failure to cooperate in good faith with a governmental or internal investigation.

“Change in control” means any person acquires ownership of more than 50% of our voting stock, a sale of all or substantially all of our assets, consummation of a merger of the company with or into another entity if our capital stock represents less than 50% of the voting power of the surviving entity or its parent or certain changes in the composition of our board of directors.

“Good Reason” means a material diminution in the named executive officer’s responsibilities, authority, powers, functions or duties (other than a change of title), a material reduction in the officer’s base salary or benefits or the named executive officer’s office is relocated more than 50 miles from its then current location. In order to resign for Good Reason, the named executive officer must provide written notice to ChargePoint of the existence of one or more of the above conditions within 90 days of its initial existence and ChargePoint must be provided with 30 days to cure the condition. If the condition is not cured within such 30-day period, the named executive officer must terminate employment within 30 days of the end of such cure period.

In addition, Mr. Romano was granted an option to purchase 1,494,900 shares of our common stock in June 2020 that will accelerate with respect to 6/48th of the total option shares if Mr. Romano is subject to a termination without cause or a resignation for good reason prior to January 31, 2024. As a condition to such acceleration, Mr. Romano must execute a release of claims.

In fiscal 2023 we granted PRSUs to our executive officers that included both service- and performance-based vesting requirements with a term of five years. In connection with any change in control, the five-year performance period will end and, to the extent not previously satisfied, the performance-based conditions will be assessed using the closing price of the Company’s common stock three trading days prior to closing of the change in control (the “Change in Control Price”), with straight-line interpolation used for a Change in Control Price in between the three stock price appreciation targets of $17, $22 and $30. Any PRSUs for which the performance-based conditions have not been satisfied will be automatically forfeited, will not be subject to any acceleration and will be cancelled immediately prior to, but contingent upon, the closing of the change in control transaction. The service-based conditions applicable to the PRSUs will be satisfied immediately prior to, but contingent upon, closing of the change in control, subject to the executive officer’s continuous service through such time. Because the Company’s trading price in the three trading days prior to January 31, 2023, did not meet the minimum stock price appreciation target for any tranche of the fiscal 2023 PRSUs, there is no value attributable to the PRSUs in the table below assuming a change in control occurred as of January 31, 2023.

The following table describes the potential payments and benefits upon termination of our named executive officer’s employment before or after a change in control of the Company described above, assuming both a change in control (if applicable) and each officer’s termination of employment occurred on January 31, 2023.

Name	Cash Severance ($)	Equity Acceleration(1) ($)	Total ($)
Pasquale Romano
Non-Change in Control Termination	306,537	2,126,495	2,433,032
Change in Control Termination	613,073	29,662,553	30,275,626
Rex Jackson(2)
Non-Change in Control Termination	—	—	—
Change in Control Termination	456,757	5,743,980	6,200,737
Michael Hughes
Non-Change in Control Termination	233,922	—	233,922
Change in Control Termination	467,844	4,529,980	4,997,824
Eric Sidle
Non-Change in Control Termination	224,037	—	224,037	(3)
Change in Control Termination	448,073	2,034,791	2,482,864
Rick Wilmer
Non-Change in Control Termination	250,810	—	250,810
Change in Control Termination	501,619	4,838,603	5,340,222

(1)

Reflects the number of options and/or RSUs held by the officer that would have vested on January 31, 2023, under each scenario, multiplied by the closing price of our common stock on the last day of the fiscal year of $12.14 per share, less (in the case of options) the exercise price per share.

(2)	Mr. Jackson previously waived any severance benefits in connection with an Involuntary Termination other than in connection with a Change in Control.
(3)	Mr. Sidle resigned as our Chief Technology Officer effective as of January 31, 2023, and became eligible to receive the severance benefits described here.

CEO Pay Ratio Disclosures

This section includes a comparison of the annual total income of our Chief Executive Officer, Mr. Romano, against the median of the annual total compensation of all of our employees (other than Mr. Romano), for our fiscal 2023, determined in accordance with SEC rules. The methodology we used to calculate the pay ratio is described below.

(A) Annual Total Compensation of Mr. Romano(1)	$16,755,533
(B) Annual Total Compensation of Median Employee	$141,781
(C) Ratio of A/B	118 : 1

(1)	This amount equals Mr. Romano’s total compensation as reported in our Fiscal Year 2023 Summary Compensation Table consistent with the applicable SEC rules.

The pay ratio was calculated in a manner consistent with Item 402(u) of Regulation S-K and based upon our reasonable judgment and assumptions. The SEC rules do not specify a single methodology for identification of the median employee or calculation of the pay ratio, and other companies may use assumptions and methodologies that are different from those used by us in calculating their pay ratio. Accordingly, the pay ratio disclosed by other companies may not be comparable to our pay ratio as disclosed above.

Methodology

For fiscal 2023, we identified our median employee in the following manner which reflects the growth of our employee population and international expansion:

•

We determined the pool of employees (i.e., employees whose compensation data would be considered in our analysis) by identifying each individual who was a full-time, part-time, seasonal or temporary worker for us or any of our consolidated subsidiaries as of January 31, 2023. For the purpose of this analysis, we did not exclude any part of our employee population based on geographic location or based on any other de minimis exceptions. We do not typically hire seasonal or temporary workers, so it was determined not to be necessary to exclude any part of the employee population based on these criteria as well.

•

We calculated the target worldwide employee population compensation by reviewing their annual base salary as of January 31, 2023. For all employees that have been employed for less than a full year, their annualized salary figures were used for the analysis. We selected base salary to identify the median employee as it represents the principal form of compensation delivered to all of our employees and is readily available in each geographic location.

•	For employees who were paid in currency other than U.S. dollars, we converted their salary into U.S. dollars based on the applicable exchange rates as of January 31, 2023.

•	We did not make any cost-of-living adjustments.

Next, we ordered all of the qualifying employees based on their annual base salary and identified the median as the appropriate employee nearest to the middle of the ordered list. We believe the “median” employee’s compensation characteristics accurately reflect the compensation of a typical employee.

Once we identified our median employee, we determined the median employee’s total annual compensation, for purposes of the disclosure in the table above, in accordance with the Summary Compensation Table rules, as required by Item 402(c) of Regulation S-K.

Pay Versus Performance Disclosure
Pursuant to the Exchange Act, we are required to disclose in this proxy statement certain information comparing the total compensation of our Chief Executive Officer (our “CEO”) and the average total compensation of our other named executive officers (whom we also refer to below as our “NEOs”), in each case both as reported in the Summary Compensation Table presented in this proxy statement and as “compensation actually paid” to such named executive officers as determined pursuant to applicable SEC rules, to the Company’s performance as presented in the table below.

Fiscal Year	Summary Compensation Table Total for CEO	Compensation Actually Paid to CEO (1)	Average Summary Compensation Table Total for Other NEOs (2)	Average Compensation Actually Paid to Other NEOs (1)(2)	Value of Initial $100 Investment Based On:		Net Income ($ Millions)	Revenue ($ Millions)
					ChargePoint TSR	Peer Group TSR (3)

2023	$16,755,533	$12,734,139	$7,444,668	$6,379,049	$121	$118	$(345.1)	$468.1

2022	$58,679,085	$(43,687,041)	$6,277,153	$(842,989)	$139	$149	$(132.2)	$241.0

2021	$859,167	$118,772,104	$598,305	$16,150,311	$381	$132	$(197.0)	$146.5

(1)
SEC rules require certain adjustments be made to the Summary Compensation Table totals to determine “compensation actually paid” as reported in the Pay versus Performance table. “Compensation Actually Paid” does not necessarily represent cash and/or equity value transferred to the applicable NEO without restriction, but rather is a value calculated under applicable SEC rules. In general, “compensation actually paid” is calculated as Summary Compensation Table total compensation adjusted to include the fair market value of equity awards as of the last day of the applicable fiscal year or, if earlier, the vesting date (rather than the grant date). Our NEOs do not participate in a defined benefit plan so no adjustment for pension benefits is included in the table below. The following table details these adjustments to compensation as reported in the Summary Compensation Table:

		CEO
		2021	2022	2023
	Summary Compensation Table Total	$859,167	$58,679,085	$16,755,533
Less:	Grant Date Fair Value of Equity Awards	+$0	$(43,823,305)	$(15,748,310)
Plus:	Year End Fair Value of Equity Awards Granted in the Year*	+$52,485,939	+$0	+$14,905,745
Plus/Minus:	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year*	+$0	+$0	+$0
	Change in Fair Value of Unvested Equity Awards Granted in Prior Years*	+$59,540,855	$(49,918,633)	$(3,210,594)
	Change in Fair Value of Equity Awards From Prior Years that Vested in the Covered Year*	+$5,886,144	$(8,624,187)	+$31,767

=	Compensation Actually Paid	$118,772,104	$(43,687,041)	$12,734,139

		Average of Other NEOs
		2021	2022	2023
	Summary Compensation Table Total	$598,305	$6,277,153	$7,444,668
Less:	Grant Date Fair Value of Equity Awards	+$0	$(4,095,000)	$(6,835,537)
Plus:	Year End Fair Value of Equity Awards Granted in the Year*	+$0	+$1,350,375	+$5,517,011

		Average of Other NEOs
		2021	2022	2023
Plus:	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year*	+$0	+$980,063	+$257,989
	Change in Fair Value of Unvested Equity Awards Granted in Prior Years*	+$13,741,281	$(2,594,101)	$(128,026)
	Change in Fair Value of Equity Awards From Prior Years that Vested in the Covered Year*	+$1,810,725	$(2,761,479)	+$122,944

=	Compensation Actually Paid	$16,150,311	$(842,989)	$6,379,049

*
All performance-based PRSU award valuations included in Compensation Actually Paid values were performed using the Monte Carlo probability model in a manner consistent with the process used to determine their grant date fair values, and all stock option valuations included in Compensation Actually Paid values were performed using the Black-Scholes option pricing model in a manner consistent with the process used to determine stock option grant date fair values (refer to our annual report for additional detail).

(1)	The other NEOs in each covered year were as follows:
2023 - Rick Wilmer, Rex Jackson, Michael Hughes, Eric Sidle
2022 - Rex Jackson, Michael Hughes, Colleen Jansen, Eric Sidle, Christopher Burghardt
2021 - Michael Hughes, Christopher Burghardt

(2)	S&P Application Software index, consistent with our stock performance chart in our annual report.
The relationship between Compensation Actually Paid (CAP) and the financial performance elements reflected in the above Pay versus Performance table are described in the below charts:

The following measures, in our assessment, represent the most i mport
ant financial performance measures that link Compensation Actually Paid to our
named executive officers, for fiscal 2023, to ChargePoint’s performance:

1)	Revenue

2)	Adjusted EBITDA

3)	Absolute Stock Price Performance

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information as of January 31, 2023, with respect to shares that may be issued under ChargePoint’s existing equity compensation plans.

Plan Category	(a) Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($)(2)	(c) Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(3)
Equity compensation plans approved by security holders	32,683,303	$0.70	50,326,379
Equity compensation plans not approved by security holders	0	0	0
Total	32,683,303	$0.70	50,326,379

(1)

This amount includes (a) 17,600,524 options to purchase shares of ChargePoint common stock under the Coulomb Technologies, Inc. 2007 Stock Incentive Plan and ChargePoint, Inc. 2017 Stock Plan, and (b) 15,082,779 shares of ChargePoint common stock that may be issued upon the vesting of RSUs and PRSUs granted under the ChargePoint Holdings, Inc. 2021 Equity Incentive Plan.

(2)	Represents the weighted average exercise price as of January 31, 2023, of options to purchase 17,600,524 shares of ChargePoint common stock.
(3)

This amount includes 39,406,473 shares of ChargePoint common stock available under the ChargePoint Holdings, Inc. 2021 Equity Incentive Plan and 10,919,906 shares of ChargePoint common stock reserved for issuance under the 2021 Employee Stock Purchase Plan. On the first day of each March, beginning on March 1, 2021, and continuing through March 1, 2030, the ChargePoint Holdings, Inc. 2021 Equity Incentive Plan reserve will automatically increase by a number equal to the lesser of (a) 5% of the total number of shares of ChargePoint common stock issued and outstanding on the last day of the preceding month and (b) a number of shares determined by the Board. On the first day of each March during the term of the 2021 Employee Stock Purchase Plan, commencing on March 1, 2021 and ending on (and including) March 1, 2040, the aggregate number of shares of ChargePoint common stock that may be issued under the 2021 Employee Stock Purchase Plan shall automatically increase by a number equal to the lesser of (i) one percent (1%) of the total number of shares of ChargePoint common stock issued and outstanding on the last day of the preceding month, (ii) 5,400,000 shares (subject to standard anti-dilution adjustments), or (iii) a number of shares determined by the Board.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to ChargePoint regarding the beneficial ownership of the Company’s Common Stock by:

•	each person who is known by ChargePoint to be the beneficial owner of more than five percent (5%) of the outstanding shares of Common Stock;

•	each current named executive officer and director of the Company; and

•	all current executive officers and directors of the Company, as a group.

Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power”, which includes the power to dispose of or to direct the disposition of the security or has the right to acquire such powers within 60 days.

The beneficial ownership percentages set forth in the table below are based on 353,081,102 shares of Common Stock issued and outstanding as of April 30, 2023.

Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to their beneficially owned Common Stock.

Unless otherwise noted in the footnotes to the following table, the business address of each executive officer and director is 240 East Hacienda Avenue, Campbell, California 95008.

	Beneficial Ownership(1)
Beneficial Owner	Number of Shares	Percent of Total
Greater than 5% Stockholders:
Entities affiliated with Linse Capital, LLC(1)	34,729,970	9.5%
Q-GRG VII (CP) Investment Partners, LLC(2)	35,902,893	9.9%
The Vanguard Group(3)	24,365,098	6.9%

Named Executive Officers and Directors:
Pasquale Romano(4)	7,215,180	2.0%
Roxanne Bowman(5)	342,444	*
Elaine L. Chao(6)	5,423	*
Bruce Chizen(7)	1,096,927	*
Axel Harries(8)	21,692	*
Susan Heystee(9)	20,553	*
Jeffrey Harris	—	*
Mark Leschly(10)	442,638	*
Michael Linse(11)	34,729,970	9.5%
Ekta Singh-Bushell(12)	5,710	*
G. Richard Wagoner, Jr.(13)	499,501	*
Michael Hughes(14)	1,445,634	*
Rex S. Jackson(15)	2,005,430	*
Eric Sidle(16)	576,360	*
Rick Wilmer(17)	64,589	*

All directors and executive officers as a group (16 individuals)(18)	48,035,970	12.9%

*	Less than one percent
(1)

Includes (a) 9,100,767 shares of Common Stock held directly by Linse Capital CP LLC (“Linse I”), (b) 2,635,162 shares of Common Stock held directly by Linse Capital CP II LLC (“Linse II”), (c) 2,964,948 shares of Common Stock held directly by Linse Capital CP III, LLC (“Linse III”), (d) 2,052,052 shares of Common Stock held directly by Linse Capital CP IV, LLC (“Linse IV”), (e) 2,173,711 shares of Common Stock and 2,166,266 shares of Common Stock subject to a warrant exercisable within 60 days of April 30, 2023, all of which is held directly by Linse Capital CP V, LLC (“Linse V”), (f) 3,463,235 shares of Common Stock and 9,389,424 shares of Common Stock subject to a warrant exercisable within 60 days of April 30, 2023, all of which is held directly by Linse Capital CP VI, LLC, (“Linse VI”), (g) 762,713 shares of Common Stock all of which is held by Linse Capital LLC (“Linse Capital”) and (h) 21,692 shares of Common Stock subject to restricted stock units held by Michael Linse for the benefit of Linse Capital. Michael Linse is the managing director of Linse Capital, which is the manager of Linse I, Linse II, Linse III, Linse IV and Linse V, and the manager of Linse Capital Management PR LLC (“LCMPR”). LCMPR is the general partner of Linse Capital CP VI GP LP (“Linse GP VI”), which is the manager of Linse VI. Each of Michael Linse and Linse Capital possesses power to direct the voting and disposition of the shares owned by Linse I, Linse II, Linse III, Linse IV and Linse V, and each of Michael Linse and Linse Capital may be deemed to have an indirect beneficial ownership of such shares. Each of Linse GP VI, LCMPR, Linse Capital and Michael Linse possesses power to direct the voting and disposition of the shares owned by Linse VI, and each of Linse GP VI, LCMPR, Linse Capital and Michael Linse may be deemed to have an indirect beneficial ownership of such shares. The principal address of Linse I, Linse II, Linse III, Linse IV, Linse V and Linse VI is 53 Calle Palmeras, Suite 601, San Juan, Puerto Rico 00901.

(2)

Includes 24,757,128 shares of Common Stock, 11,124,073 shares of Common Stock subject to warrants exercisable within 60 days of April 30, 2023, all of which is held directly by Q-GRG VII (CP) Investment Partners, LLC (“Q-GRG”) and 21,692 shares of Common Stock subject to restricted stock units held by Jeffrey Harris for the benefit of Q-GRG. QEM VII, LLC (“QEM VII”) is the managing member of Q-GRG. Therefore, QEM VII may be deemed to share voting and dispositive power over the securities held by Q-GRG and may also be deemed to be the beneficial owner of these securities. QEM VII disclaims beneficial ownership of such securities in excess of its pecuniary interest in the securities. Any decision taken by QEM VII to vote, or to direct to vote, and to dispose, or to direct the disposition of, the securities held by Q-GRG has to be approved by a majority of the members of its investment committee, which majority must include S. Wil VanLoh, Jr. Therefore, Mr. VanLoh, Jr. may be deemed to share voting and dispositive power over the securities held by Q-GRG and may also be deemed to be the beneficial owner of these securities. Mr. VanLoh, Jr. disclaims beneficial ownership of such securities in excess of his pecuniary interests in the securities. The principal address of Q-GRG is 800 Capitol Street, Suite 3600, Houston, TX 77002.

(3)

Includes (a) 104,994 shares of Common Stock with respect to shared voting power, (b) 24,021,708 shares of Common Stock with respect to sole dispositive power, and (c) 343,390 shares of Common Stock with respect to shared dispositive power, as reported on Schedule 13G/A filed with the SEC on February 9, 2023. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(4)

Includes (a) 2,769,178 shares of Common Stock and (b) 4,446,002 shares of Common Stock subject to options exercisable within 60 days of April 30, 2023, all of which is held directly by Mr. Romano. 2,284,710 shares of Common Stock held by Mr. Romano are pledged to collateralize a personal loan entered into in August 2022.

(5)	Includes (a) 15,432 shares of Common Stock and (b) 327,012 shares of Common Stock subject to options exercisable within 60 days of April 30, 2023, all of which is held by Ms. Bowman.
(6)	Includes 5,423 shares of Common Stock held directly by Ms. Chao.
(7)

Includes (a) 10,599 shares of Common Stock and 247,285 shares of Common Stock subject to options exercisable within 60 days of April 30, 2023, all of which is held directly by Mr. Chizen, (b) 747,256 shares of Common Stock and 87,821 shares of Common Stock subject to a warrant exercisable within 60 days of April 30, 2023, all of which is held directly by the Bruce Chizen 2009 Irrevocable Trust, dated January 24, 2009 (the “Chizen Trust”) and (c) 3,966 shares of Common Stock held directly by the Gail Chizen 2009 Irrevocable Trust (the “Gail Chizen Trust”). Mr. Chizen is the co-trustee of each the Chizen Trust and the Gail Chizen Trust and has shared voting and investment power over the shares held by each of the Chizen Trust and the Gail Chizen Trust.

(8)	Includes 21,692 shares of Common Stock held by Mr. Harries.
(9)

Includes (a) 4,026 shares of Common Stock held directly by Ms. Heystee, (b) 4,027 shares of Common Stock subject to restricted stock units vesting within 60 days of April 30, 2023, held directly by Ms. Heystee and (c) 12,500 shares of Common Stock held directly by the CHELST Irrevocable Trust. Ms. Heystee is the trustee of the CHELST Irrevocable Trust and has sole voting and investment power over the shares held by the CHELST Irrevocable Trust.

(10)

Includes (a) 21,692 shares of Common Stock held by Mr. Leschly, and (b) 420,946 shares of Common Stock held directly by Iconica LLC. As the managing member of Iconica LLC, Mr. Leschly possesses sole power to direct the voting and disposition of the shares owned by Iconica LLC. The principal address of Iconica LLC is c/o Iconica Partners, 525 University Avenue, Suite 1350, Palo Alto, CA 94301.

(11)	See footnote 1.
(12)	Includes 5,710 shares of Common Stock held directly by Ms. Singh-Bushell.
(13)

Includes (a) 22,420 shares of Common Stock and 379,717 shares of Common Stock subject to options exercisable within 60 days of April 30, 2023 all of which is held by Mr. Wagoner and (b) 62,235 shares of Common Stock and 35,129 shares of Common Stock subject to a warrant exercisable within 60 days of April 30, 2023, all of which is held directly by the G. Richard Wagoner, Jr. Trust dated July 13, 1989, as amended and restated October 19, 2018 (the “Wagoner Trust”). Mr. Wagoner is the trustee of the Wagoner Trust and has sole voting and investment power over the shares held by the Wagoner Trust.

(14)

Includes (a) 228,521 shares of Common Stock, (b) 1,191,174 shares of Common Stock subject to options exercisable within 60 days of April 30, 2023, and (c) 25,939 shares of Common Stock subject to restricted stock units vesting within 60 days of April 30, 2023, all of which is held directly by Mr. Hughes.

(15)

Includes (a) 293,596 shares of Common Stock, 1,476,060 shares of Common Stock subject to options exercisable within 60 days of April 30, 2023, and 38,439 shares of Common Stock subject to restricted stock units vesting within 60 days of April 30, 2023, all of which is held by Mr. Jackson and (b) 197,335 shares of Common Stock which is held directly by the Jackson 1997 Trust Dated November 6, 1997 (the “Jackson Trust”). Mr. Jackson is the co-trustee of the Jackson Trust and has shared voting and investment power over the shares held by the Jackson Trust.

(16)	Includes 576,360 shares of Common Stock all of which is held directly by Mr. Sidle.
(17)

Includes (a) 9,712 shares of Common Stock, and (b) 54,877 shares of Common Stock subject to restricted stock units vesting within 60 days of April 30, 2023, all of which is held directly by Mr. Wilmer.

(18)

Includes (a) 28,104,577 shares of Common Stock, (b) 8,110,846 shares of Common Stock subject to options exercisable within 60 days of April 30, 2023, (c) 141,907 shares of Common Stock subject to restricted stock units vesting within 60 days of April 30, 2023, and (d) 11,678,640 shares of Common Stock subject to warrants exercisable within 60 days of April 30, 2023.

TRANSACTIONS WITH RELATED PERSONS AND INDEMNIFICATION

Policies and Procedures for Related Party Transactions

The Board reviews and considers the interests of its directors, executive officers and principal stockholders in its review and consideration of transactions and forms committees of non-interested directors when it determines that the formation of such committees is appropriate under the circumstances.

We have a written related party transaction policy. The policy provides that officers, directors, nominees for directors, holders of more than 5% of any class of our voting securities, and any member of the immediate family of and any entity affiliated with any of the foregoing persons, will not be permitted to enter into a related-party transaction with ChargePoint without the prior consent of the Audit Committee, or other independent members of our Board in the event it is inappropriate for the Audit Committee to review such transaction due to a conflict of interest. Any request for us to enter into a transaction with an executive officer, director, principal stockholder, or any of their immediate family members or affiliates, in which the amount involved exceeds $120,000, must first be presented to the Audit Committee for review, consideration and approval. In approving or rejecting the proposed transactions, the Audit Committee will take into account all of the relevant facts and circumstances available. Approval of such transactions is given only if it is determined by the Audit Committee that such transactions is in, or not inconsistent with, the best interests of ChargePoint and its stockholders.

In addition to the compensation arrangements, including employment, termination of employment, and change in control arrangements and indemnification arrangements, discussed, when required, in this Proxy Statement, the following is a description of each transaction since February 1, 2022 and each currently proposed transaction in which:

•	ChargePoint has been or is to be a participant;

•	the amount involved exceeded or exceeds $120,000; and

•

any of ChargePoint’s directors, nominees for directors, executive officers or holders of more than 5% of its capital stock, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.

Registration Rights

In connection with the closing of the Business Combination, ChargePoint and the holders of registration rights in Switchback and Legacy ChargePoint (the “Registration Rights Holders”) entered into an amended and restated Registration Rights Agreement (the “A&R Registration Rights Agreement”). Pursuant to the A&R Registration Rights Agreement, we filed a Registration Statement on Form S-1 on March 2, 2021 (the “First Registration Statement”) and further filed a Post-Effective Amendment No. 3 to Form S-1 on Form S-3 on March 1, 2022, to maintain the effectiveness of the First Registration Statement. In certain circumstances, the Registration Rights Holders can demand up to four underwritten offerings and will be entitled to customary piggyback registration rights. Pursuant to the terms of the A&R Registration Rights Agreement, we filed an additional registration statement on Form S-1 on July 12, 2021, registering for resale 12,000,000 shares of our common stock held by the Registration Rights Holders.

Indemnification Agreements

Our Second Amended and Restated Certificate of Incorporation contains provisions limiting the liability of our directors, and our Bylaws provide that we will indemnify each of our directors to the fullest extent permitted under Delaware law. In addition, the proposed Third Amended and Restated Certificate of Incorporation, which is the subject of Proposal No. 4 in this Proxy Statement, contains provisions which, if approved by our stockholders at the Annual Meeting, would provide for the exculpation of certain of our officers for personal liability in certain actions as permitted by the DGCL. The Second Amended and Restated Certificate of

Incorporation and our Bylaws also provide (and, if approved by our stockholders at the Annual Meeting, the proposed Third Amended and Restated Certificate of Incorporation would provide) us with discretion to indemnify officers and employees when determined appropriate by the Board.

We entered into indemnification agreements with each of our directors and executive officers and certain other key employees. The indemnification agreements provide that we indemnify each of our directors, executive officers and such other key employees against any and all expenses incurred by that director, executive officer or other key employee because of his or her status as one of our directors, executive officers or other key employees, to the fullest extent permitted by the DGCL, the Charter and our Bylaws. In addition, the indemnification agreements provide that, to the fullest extent permitted by Delaware law, we will advance all expenses incurred by our directors, executive officers, and other key employees in connection with a legal proceeding involving his or her status as a director, executive officer or key employee.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are ChargePoint Holdings, Inc. stockholders will be “householding” the Company’s proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If you and another stockholder of record with whom you share an address participate in householding and you wish to receive an individual copy of our Proxy Materials now or discontinue your future participation in householding, please contact Broadridge Financial Solutions, Inc. toll-free at 1-866-540-7095 or by writing to Broadridge Financial Solutions, Inc., Attn: Householding Department, 51 Mercedes Way, Edgewood, NY 11717.

OTHER MATTERS

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than 10% of our common stock, file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent fiscal year. Based on our review of forms we received, or written representations from reporting persons stating that they were not required to file these forms, we believe that during our fiscal year ended January 31, 2023, all Section 16(a) filing requirements were satisfied on a timely basis with the exception of (i) a late Form 4 for Eric Sidle filed on February 8, 2022 and (ii) a late Form 4 for William Loewenthal filed on January 11, 2023.

Fiscal Year 2023 Annual Report and SEC Filings

Our financial statements for our fiscal year ended January 31, 2023, are included in our 2023 Annual Report, which we filed with the SEC on April 3, 2023 and which we will make available to stockholders at the same time as this Proxy Statement. This Proxy Statement and our 2023 Annual Report are posted on our website at www.chargepoint.com and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our 2023 Annual Report without charge by sending a written request to: Corporate Secretary, ChargePoint Holdings, Inc., 240 East Hacienda Avenue, Campbell, CA 95008.

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

APPENDIX A

Third Amended and Restated Certificate of Incorporation

ChargePoint Holdings, Inc.

Third Amended and Restated Certificate of Incorporation

ChargePoint Holdings, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

1.    The present name of the Corporation is ChargePoint Holdings, Inc. The Corporation was incorporated under the name “Switchback Energy Acquisition Corporation” by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was May 10, 2019, which was subsequently amended and restated by the filing of the Corporation’s Amended and Restated Certificate of Incorporation on July 25, 2019, which was further amended and restated by the filing of the Corporation’s Second Amended and Restated Certificate of Incorporation on February 26, 2021 (the “Second Amended and Restated Certificate”).

2.    This Third Amended and Restated Certificate of Incorporation of the Corporation (as amended, the “Certificate of Incorporation”), which restates, integrates and further amends the Second Amended and Restated Certificate, has been duly adopted by the Corporation in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware or any applicable successor act thereto, as the same may be amended from time to time (the “DGCL”) and has been adopted by the requisite vote of the stockholders of the Corporation.

3.    The Second Amended and Restated Certificate is hereby amended and restated in its entirety to read as follows:

FIRST: The name of the Corporation is ChargePoint Holdings, Inc.

SECOND: The address of the registered office of the Corporation in the State of Delaware is 3500 South Dupont Highway, in the City of Dover, County of Kent, Delaware 19901. The name of the registered agent of the Corporation in the State of Delaware at such address is Incorporating Services, Ltd.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized and incorporated under the DGCL.

FOURTH: The total number of shares of all classes of capital stock that the Corporation is authorized to issue is 1,010,000,000 shares, consisting of (i) 1,000,000,000 shares of common stock, par value $0.0001 per share (the “Common Stock”), and (ii) 10,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”). Subject to the rights of the holders of any series of Preferred Stock, the number of authorized shares of any of the Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the capital stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL, and no vote of the holders of any of the Common Stock or Preferred Stock voting separately as a class shall be required therefor.

A.    Common Stock. The powers, preferences and relative participating, optional or other special rights, and the qualifications, limitations and restrictions of the Common Stock are as follows:

1.    Ranking. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors of the Corporation (the “Board”) upon any issuance of the Preferred Stock of any series.

2.    Voting. Except as otherwise provided by law or by this Certificate of Incorporation, the holders of outstanding shares of Common Stock shall have one vote for each share of Common Stock held of record by such holder as of the applicable record date on any matter that is submitted to a vote of all of the stockholders of the Corporation, including the election or removal of directors. Notwithstanding any other provision of this Certificate of Incorporation to the contrary, the holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) or the DGCL.

3.    Dividends. Subject to applicable law and the rights, if any, of the holders of one or more outstanding series of Preferred Stock, holders of shares of Common Stock shall be entitled to receive such dividends and distributions and other distributions in cash, stock or property of the Corporation when, as and if declared thereon by the Board in its discretion from time to time out of assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in all such dividends or other distributions.

4.    Liquidation. Subject to the rights, if any, of the holders of one or more outstanding series of Preferred Stock and after payment or provision for payment of the debt and other liabilities of the Corporation, holders of shares of Common Stock shall be entitled to receive (ratably in proportion to the number of shares held by them) the assets and funds of the Corporation available for distribution in the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary. A liquidation, dissolution or winding up of the affairs of the Corporation, as such terms are used in this Section A(4), shall not be deemed to be occasioned by or to include any consolidation or merger of the Corporation with or into any other person or a sale, lease, exchange, exclusive license, conveyance or other disposition of all or any part of its assets.

B.    Preferred Stock.

Shares of Preferred Stock may be issued from time to time in one or more series. The Board is hereby authorized to the fullest extent as may now or hereafter be permitted by the DGCL, to provide by resolution or resolutions from time to time for the issuance, out of the authorized but unissued shares of Preferred Stock, of one or more series of Preferred Stock, without stockholder approval (except as otherwise expressly required by this Certificate of Incorporation) by filing a certificate of designation pursuant to the applicable law of the State of Delaware, setting forth such resolution and, with respect to each such series, establishing the number of shares to be included in such series, and fixing the powers, including voting powers of the shares of such series, and the designation, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the shares of each such series. The powers, designation, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, of each series of Preferred Stock may differ from those of any and all other series at any time outstanding. The authority of the Board with respect to each series of Preferred Stock shall include, but not be limited to, the determination of the following:

1.    the designation of the series, which may be by distinguishing number, letter or title;

2.    the number of shares of the series, which number the Board may thereafter increase or decrease (but not below the number of shares thereof then outstanding) without any vote of stockholders (except as otherwise expressly required by this Certificate of Incorporation);

3.    the amounts or rates at which dividends will be payable on, and the preferences, if any, of shares of the series in respect of dividends, and whether such dividends, if any, shall be cumulative or noncumulative;

4.    the dates on which dividends, if any, shall be payable;

5.    the redemption rights and price or prices, if any, for shares of the series;

6.    the terms and amount of any sinking fund, if any, provided for the purchase or redemption of shares of the series;

7.    the amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

8.    whether the shares of the series shall be convertible into or exchangeable for, shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;

9.    restrictions on the issuance or reissuance of shares of the same series or any other class or series;

10.    the voting rights, if any, of the holders of shares of the series generally or upon specified events; and

11.    any other powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of each series of Preferred Stock, all as may be determined from time to time by the Board and stated in the resolution or resolutions providing for the issuance of such Preferred Stock.

Without limiting the generality of the foregoing, subject to the rights of one or more series of Preferred Stock then outstanding, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to any other series of Preferred Stock to the extent permitted by law.

FIFTH: This Article FIFTH is inserted for the management of the business and for the conduct of the affairs of the Corporation.

A.    General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board, except as otherwise provided by this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) or the DGCL.

B.    Number of Directors; Election of Directors. Subject to the rights of holders of any series of Preferred Stock to elect directors, the number of directors of the Corporation shall exclusively be fixed from time to time by resolution of the majority of the Whole Board. For purposes of this Certificate of Incorporation, the term “Whole Board” will mean the total number of authorized directors, whether or not there exist any vacancies in previously authorized directorships. No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.

C.    Classes of Directors. Subject to the rights of holders of any series of Preferred Stock to elect directors, the Board shall be and is divided into three classes, designated Class I, Class II and Class III, and each class shall consist, as nearly as may be possible, of one third of the total number of directors. The Board is authorized to assign members of the Board already in office to Class I, Class II or Class III at the time such classification becomes effective.

D.    Terms of Office. Subject to the rights of holders of any series of Preferred Stock to elect directors, each director shall serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting of stockholders at which such director was elected; provided that each director initially assigned to Class I shall serve for a term expiring at the Corporation’s first annual meeting of stockholders held after the effectiveness of this Certificate of Incorporation; each director initially assigned to Class II shall serve for a term expiring at the Corporation’s second annual meeting of stockholders held after the effectiveness of this Certificate of Incorporation; and each director initially assigned to Class III shall serve for a term expiring at the Corporation’s third annual meeting of stockholders held after the effectiveness of this Certificate of Incorporation; provided further, each director shall continue to serve as a director until his or her successor is duly elected and qualified, subject to his or her earlier death, disqualification, resignation or removal.

E.    Newly Created Directorships and Vacancies. Subject to the rights of holders of any series of Preferred Stock, any newly created directorship that results from an increase in the number of directors or any vacancy on the Board that results from the death, disability, resignation, disqualification or removal of any director or from any other cause shall be filled solely by the affirmative vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director, and shall not be filled by the stockholders. Any increase in the number of directors shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible. The Board is authorized to assign members of the Board already in office to their respective class. Any director elected to fill a vacancy or newly created directorship shall hold office until the next election of the class to which such director shall have been appointed or assigned, and until his or her successor is duly elected and qualified, subject to his or her earlier death, disqualification, resignation or removal.

F.    Preferred Directors. During any period when the holders of any series of Preferred Stock have the special right to elect additional directors, upon commencement and for the duration of such period during which such right continues: (i) the then otherwise total authorized number of directors of the Corporation shall automatically be increased by such specified number of additional directors, and the holders of such series of Preferred Stock shall be entitled to elect the additional directors so provided for or fixed pursuant to this Certificate of Incorporation; and (ii) each such additional director shall serve until such director’s successor shall have been duly elected and qualified, or until such director’s right to hold such office terminates pursuant to the certificate of designation establishing such series of Preferred Stock, whichever occurs earlier, subject to his or her earlier death, resignation, disqualification or removal. Except as otherwise provided by this Certificate of Incorporation, whenever the holders of any series of Preferred Stock having the special right to elect additional directors are divested of such right pursuant to this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock), the terms of office of all such additional directors elected by the holders of such series, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall automatically terminate and the total authorized number of directors of the Corporation shall be reduced accordingly.

G.    Removal. Subject to any rights of the holders of one or more series of Preferred Stock to elect directors, any director or the entire Board may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 66 2/3% in voting power of the outstanding stock of the Corporation entitled to vote thereon, voting as a single class. For purposes of this Section G, “cause” shall mean, with respect to any director, (i) the willful failure by such director to perform, or the gross negligence of such director in performing, the duties of a director, (ii) the engaging by such director in willful or serious misconduct that is injurious to the Corporation or (iii) the conviction of such director of, or the entering by such director of a plea of nolo contendere to, a crime that constitutes a felony.

H.    Stockholder Nominations and Introduction of Business. Advance notice of stockholder nominations for election of directors and other business to be brought by stockholders before a meeting of stockholders shall be given in the manner provided by the bylaws of the Corporation (as then in effect, the “Bylaws”).

SIXTH: Unless and except to the extent that the Bylaws shall so require, the election of directors of the Corporation need not be by written ballot.

SEVENTH:

A.    Limitation of Director and Officer Liability. To the fullest extent permitted by the DGCL as the same exists or may hereafter be amended, a director or officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended and provided that such exemption shall not eliminate or limit the liability of: (i) a director or an officer for any breach of the director’s or officer’s duty of loyalty to the Corporation or its stockholders; (ii) a director or an officer for acts or omissions not in good faith or which involved intentional misconduct or knowing violation of law; (iii) a director for authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions; (iv) a director or officer for any transaction from which the director or officer derived improper personal benefit; (v) or an officer in any action by or in the right of the Corporation. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director or officer of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal. If the DGCL is hereafter amended to authorize corporate action further limiting or eliminating the personal liability of directors or officers, then the liability of the directors or officers of the Corporation shall be limited or eliminated to the fullest extent permitted by the DGCL, as the same exists or may hereafter be amended. For purposes of this Part A of Article SEVENTH, “officer” shall have the meaning provided in Section 102(b)(7) of the DGCL, as the same exists or may hereafter be amended.

B.    Indemnification and Advancement of Expenses.

1.    To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, the Corporation shall indemnify and hold harmless each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred by such indemnitee in connection with such proceeding. The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by an indemnitee in defending or otherwise participating in any proceeding in advance of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking, by or on behalf of the indemnitee, to repay all amounts so advanced if it shall ultimately be determined that the indemnitee is not entitled to be indemnified under this Part B of Article SEVENTH or otherwise. The rights to indemnification and advancement of expenses conferred by this Part B of Article SEVENTH shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. Notwithstanding the foregoing provisions of this Part B(1) of Article SEVENTH, except for proceedings to enforce rights to indemnification and advancement of expenses, the Corporation shall indemnify and advance expenses to an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board.

2.    The rights to indemnification and advancement of expenses conferred on any indemnitee by this Part B of Article SEVENTH shall not be exclusive of any other rights that any indemnitee may have or hereafter acquire under law, this Certificate of Incorporation, the Bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

3.    Any repeal or amendment of this Part B of Article SEVENTH by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Certificate of Incorporation inconsistent with this Part B of Article SEVENTH, shall, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and shall not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

4.    This Part B of Article SEVENTH shall not limit the right of the Corporation, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than indemnitees.

EIGHTH: Subject to the terms of any series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of the stockholders called in accordance with the Bylaws and may not be effected by written consent in lieu of a meeting.

NINTH: Except as otherwise required by law and subject to the terms of any series of Preferred Stock, special meetings of stockholders of the Corporation for any purpose or purposes may be called at any time by the majority of the Whole Board or the Chairman of the Board or the Chief Executive Officer of the Corporation and may not be called by stockholders or any other person or persons. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice for such meeting.

TENTH: If any provision or provisions of this Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this Certificate of Incorporation (including, without limitation, each such portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service or for the benefit of the Corporation to the fullest extent permitted by law.

The Corporation reserves the right at any time from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and any other provisions authorized by the DGCL may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article TENTH. Notwithstanding any other provision of this Certificate of Incorporation or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any series of Preferred Stock required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least 66 2/3% in voting power of the outstanding stock of the Corporation entitled to vote thereon, voting together as a single class, shall be required to amend, alter, change or repeal, or adopt any provision inconsistent with, any of Parts A and B of Article FOURTH, Article FIFTH, Article SEVENTH, Article EIGHTH, Article NINTH, Article ELEVENTH, Article TWELFTH, and this Article TENTH, and in each case, the definition of any capitalized terms used therein or any successor provision (including, without limitation, any such article or section as renumbered as a result of any amendment, alteration, change, repeal or adoption of any other provision of this Certificate of Incorporation). Any amendment, repeal or modification of any of Article SEVENTH, and this sentence shall not adversely affect any right or protection of any person existing thereunder with respect to any act or omission occurring prior to such repeal or modification.

ELEVENTH: In furtherance and not in limitation of the powers conferred upon it by law, the Board is expressly authorized and empowered to adopt, amend or repeal, in whole or in part, the Bylaws by the affirmative vote of a majority of the Whole Board. The stockholders shall also have power to adopt, amend or repeal the Bylaws; provided, however, that, notwithstanding any other provision of this Certificate of Incorporation or any provision of law that might otherwise permit a lesser or no vote, but in addition to any vote of the holders of any class or series of stock of the Corporation required by applicable law or by this Certificate of Incorporation or the Bylaws, the affirmative vote of the holders of at least 66 2/3% in voting power of the outstanding shares of the stock of the Corporation entitled to vote thereon, voting together as a single class, shall be required for the stockholders to adopt, amend or repeal any provision of the Bylaws; provided, further, however, that no Bylaw hereafter adopted by the stockholders shall invalidate any prior act of the Board that was valid at the time of such act prior to the adoption of such Bylaw.

TWELFTH:

A.    Forum Selection.

(a)    Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (the “Court of Chancery”) (or, if the Court of Chancery does not have jurisdiction, the state or federal courts in the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of the Corporation, (2) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, stockholder or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (3) any action arising pursuant to any provision of the DGCL or this Certificate of Incorporation or the Bylaws (as the foregoing may be amended, modified, supplemented and/or restated from time to time), or (4) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation governed by the internal affairs doctrine, except for, as to each of (1) through (4) above, (a) any action as to which the Court of Chancery determines that there is an indispensable party not subject to the personal jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten (10) days following such determination) and (b) any action asserted to enforce any liability or duty created by the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or, in each case, rules and regulations promulgated thereunder, for which there is exclusive federal or concurrent federal and state jurisdiction.

(b)    Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended.

(c)    Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article TWELFTH.

B.    Personal Jurisdiction. If any action the subject matter of which is within the scope of Section A immediately above is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the applicable state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce Section A immediately above (an “FSC Enforcement Action”) and (ii) having service of process made upon such stockholder in any such FSC Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

THIRTEENTH: The doctrine of corporate opportunity, or any other analogous doctrine, shall not apply with respect to the Corporation or any of its officers or directors, or any of their respective affiliates, in circumstances where the application of any such doctrine would conflict with any fiduciary duties or contractual obligations they may have as of the date of this Certificate of Incorporation or in the future, and the Corporation renounces any expectancy that any of the directors or officers of the Corporation will offer any such corporate opportunity of which he or she may become aware to the Corporation. In addition to the foregoing, the doctrine of corporate opportunity shall not apply to any other corporate opportunity with respect to any of the directors or officers of the Corporation unless such corporate opportunity is offered to such person solely in his or her capacity as a director or officer of the Corporation and such opportunity is one the Corporation is legally and contractually permitted to undertake and would otherwise be reasonable for the Corporation to pursue.

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IN WITNESS WHEREOF, the undersigned has executed this Third Amended and Restated Certificate of Incorporation as of this [    ] day of [                ], 2023.

By:
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SCAN TO VIEW MATERIALS & VOTE CHARGEPOINT HOLDINGS, INC. 240 EAST HACIENDA AVENUE CAMPBELL, CA 95008 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on July 17, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/CHPT2023 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on July 17, 2023. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:V18280-P92096 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY CHARGEPOINT HOLDINGS, INC. The Board of Directors recommends you vote FOR the following: For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 1. Election of Class III directors Nominees: 01) Pasquale Romano 02) Elaine L. Chao 03) Bruce Chizen 04) Michael Linse The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For Against Abstain 2. The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2024; 3. The advisory approval of the compensation of our named executive officers (“Say-on-Pay”); and 4. The approval of the amendment and restatement of our Second Amended and Restated Certificate of Incorporation to provide for the exculpation of certain officers of the Company as permitted by Delaware law. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and 10-K Wrap are available at www.proxyvote.com. V18281-P92096 CHARGEPOINT HOLDINGS, INC. Annual Meeting of Stockholders July 18, 2023 10:00 a.m., Pacific Time This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Pasquale Romano, Rex Jackson and Rebecca Chavez, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of CHARGEPOINT HOLDINGS, INC. that the stockholder(s)is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m., Pacific Time on July 18, 2023, at www.virtualshareholdermeeting.com/CHPT2023, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side